As filed with the Securities and Exchange Commission on July 27, 2020

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	5141	11-3820796
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code	Identification Number)

9841 Washingtonian Blvd., #390

Gaithersburg, MD 20878

(301) 329-2700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anshu Bhatnagar

Chief Executive Officer

Verus International, Inc.

9841 Washingtonian Blvd., #390

Gaithersburg, MD 20878

(301) 329-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad Mailander, Esq.

Mailander Law Office, Inc.

4811 49th Street

San Diego, CA 92115

Phone: (619) 239-9034

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.000001 per share	598,515,704	$0.0023	$1,376,586	$179.00

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event. The 598,515,704 shares being registered represent approximately 33% of the shares in the public float as of June 22, 2020. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 3,515,226,816, calculated on the total number of shares issued and outstanding at June 22, 2020, of 2,916,711,112. The total number of registered shares represents 20.52% of the issued and outstanding shares.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended using the average of the high and low prices as reported on the OTCQB tier of the OTC Markets on July 22, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION

Dated July 27, 2020

598,515,704 Shares of Common Stock

This prospectus relates to the resale of up to 598,515,704 shares of our common stock, par value $0.000001 per share (“Common Stock”), issuable to White Lion Capital, LLC (“White Lion”), a selling stockholder pursuant to a common stock purchase agreement (“Purchase Agreement”), dated June 30, 2020. The Purchase Agreement permits us to issue purchase notices to White Lion for up to five million dollars ($5,000,000) in shares of our Common Stock over a period of up to thirty (30) months or until $5,000,000 of such shares have been subject of a purchase notice.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

White Lion is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our Common Stock is presently quoted on the OTCQB under the symbol “VRUS.” The closing price of our Common Stock on July 22, 2020, as reported by the OTCQB, was $0.0022 per share.

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion. We will bear all costs relating to this offering, except that the selling stockholder will bear all broker discounts or commissions or equivalent expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2020.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the Risk Factors and the financial statements and related notes included in this prospectus.

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” “Verus” or the “Registrant” refer to Verus International, Inc., a Delaware corporation, and its subsidiaries.

Overview

Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, Inc. (“Verus Foods”), an international supplier of consumer food products, have been focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical, and in 2018, we added cold-storage facilities and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff with the goal to create vertical farm-to-market operations. We have also begun to explore new consumer packaged goods (“CPG”) non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant regional presence in the Middle East and North Africa (“MENA”) and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), with deep roots in the Gulf Cooperation Council (“GCC”) countries, which includes the United Arab Emirates (“UAE”), Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. Our long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia, and Australia.

In addition to the foregoing, since our acquisition of Big League Foods, Inc. (“BLF”) during April 2019, pursuant to which we acquired a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections, we have been selling pint size ice cream in grocery store-type packaging and are exploring novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions under our frozen dessert product line. In addition, under our confections product line, we are selling gummi and chocolate candies. The MLB license covers all 30 MLB teams, and all of our current products pursuant to such license feature “home team” packaging that matches the fan base in each region.

Furthermore, during August 2019, we purchased all of the assets of a french fry business including customer contracts which provide us the right to earn revenue pursuant to such contracts throughout the Middle East.

Finally, during April 2020, we entered into a binding agreement with ZC Top Apparel Manufacturing (“ZC Top”), which was confirmed and superseded by a securities purchase agreement during May 2020, wherein we acquired a controlling 51% interest of ZC Top, an apparel manufacturer in Mindanao, Philippines, which is engaged in e-commerce through Lazada, Shoppee and other online marketplaces, and manufacturer of highly sought-after reusable N95 fabric masks and biohazard suits.

Competition

In the branded product space, management believes that our key competitors in the GCC countries in which we operate include The Savola Group and Almarai which are based in Saudi Arabia; Americana Quality which is based in Kuwait; and Al Islami Foods which is based in the UAE. In addition to the foregoing, we also compete with recognized international brands from multi-line companies such as Nestle and Mondelez International. In the U.S., management believes that our key competitors include premium ice cream brands such as Ben & Jerry’s, Breyers, and Haagen-Dazs and domestic confectionary brands in the gummi and chocolate candy space such as Mars, Mondelez International, and Nestle. We believe our competitive advantages include, among other things, our ability to offer both Verus Foods-branded products along with products from other brands.

Recent Developments

Financings

On July 20, 2020, we entered into a letter agreement (“Agreement”) with an accredited investor to extend the maturity date of the March 31, 2020 promissory note in the principal amount of $312,500 (the “Note”), which matured on July 1, 2020. The maturity date was extended ninety (90) days to September 29, 2020. Additionally, the Agreement provides that BLF will sell certain of its inventory (“Purchased Inventory”) to the accredited investor as an approved Distributor and that the accredited investor will make certain invoice payments to BLF vendors. Upon the sale of Purchased Inventory by the accredited investor, the accredited investor will retain the first $67,421.50 of proceeds and then apply future proceeds on a per case amount, as specified within the Agreement, as a reduction of the outstanding Note balance. Any remaining Note balance will be due and payable by the Company upon maturity of the Note.

On July 14, 2020, we issued a convertible note in the principal amount of $63,000, which note accrues interest at a rate of 9% per annum, matures on July 14, 2021 and is convertible into shares of our common stock at a conversion price equal to the greater of (i) the Fixed Conversion Price (as defined in the Note) or (ii) the Variable Conversion Price (as defined in the Note), subject to adjustment.

On May 12, 2020, we issued a convertible note in the principal amount of $153,000, which note accrues interest at a rate of 9% per annum, matures on May 12, 2021 and is convertible into shares of our common stock at a conversion price equal to the greater of (i) the Fixed Conversion Price (as defined in the Note) or (ii) the Variable Conversion Price (as defined in the Note), subject to adjustment.

On March 31, 2020, we issued a promissory note in the principal amount of $312,500 (including a $62,500 original issuance discount) which note accrued interest at a rate of 4% per annum, subject to adjustment, and matured on July 1, 2020. The note was secured by an interest in all of the equity of our wholly-owned subsidiary, BLF. On July 20, 2020, we entered into a letter agreement (“Agreement”) whereby 1) the maturity date of the March 31, 2020 promissory note was extended ninety (90) days to September 29, 2020 and 2) sold certain BLF inventory to the note holder at agreed upon prices.

Corporate History

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated a share exchange (the “Exchange Transaction”) with Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.), a Nevada corporation (“Monaker”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Monaker (“Attaché”) in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

We entered into a Contribution and Spin-off Agreement with NestBuilder.com Corp (“NestBuilder”). on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. All of our stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of our Company owned.

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time.

Effective October 16, 2018, we changed our name from RealBiz Media Group, Inc. to Verus International, Inc. and our ticker symbol to “VRUS.”

On April 25, 2019, we entered into a stock purchase agreement with BLF and James Wheeler, the sole stockholder of BLF pursuant to which we purchased all of the outstanding capital stock of BLF. Upon the closing of such acquisition, BLF became our wholly-owned subsidiary and we acquired a license with MLB to sell MLB-branded frozen dessert products and confections covering all 30 MLB teams.

On August 30, 2019, we entered into an asset purchase agreement with a seller (“Seller”), to which we purchased all of the assets of the Seller’s french fry business in the Middle East.

On April 3, 2020, we entered into a binding agreement with ZC Top Apparel Manufacturing (“ZC Top”), which was confirmed and superseded by a securities purchase agreement dated May 8, 2020, wherein we acquired a controlling 51% interest of ZC Top, an apparel manufacturer in Mindanao, Philippines, which is engaged in e-commerce through Lazada, Shoppee and other online marketplaces, and manufacturer of highly sought-after reusable N95 fabric masks and biohazard suits.

Our address is 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878, our telephone number is (301) 329-2700 and our website is www.verusfoods.com. The information on our website is not a part of this prospectus.

THE OFFERING

On June 30, 2020, we entered into a Purchase Agreement with White Lion Capital, LLC, a Nevada limited liability company. Pursuant to the Purchase Agreement, White Lion is committed to purchase up to $5,000,000 of our Common Stock over a period of up to 30 months. From time to time during the 30 month period commencing from the effectiveness of the registration statement, we may deliver a purchase notice to White Lion which states the dollar amount of our Common Stock that we intend to sell to White Lion on a date specified in the purchase notice. The maximum investment amount per notice must be no more than 250% of the average daily trading dollar volume of our Common Stock for the five (5) consecutive trading days immediately prior to date of the applicable purchase notice. The purchase price per share to be paid by White Lion will be 95% of the lowest traded price of the Common Stock the five business days prior to the closing date.

In connection with the Purchase Agreement with White Lion, we also entered into a registration rights agreement (“Registration Agreement”) with White Lion, pursuant to which we agreed to use our best efforts to, within 45 business days of June 30, 2020, file with the Securities and Exchange Commission a registration statement, covering the resale of an aggregate 1,666,666,667 shares of our Common Stock underlying the Purchase Agreement with White Lion. Of the total number of shares underlying the Purchase Agreement, we are registering 598,515,704 shares of Common Stock, representing 33% of the shares in the public float as of June 22, 2020.

At an assumed purchase price under the Purchase Agreement of $0.00209 (equal to 95% of the closing price of our Common Stock of $0.0022 on July 22, 2020, we will be able to receive up to $1,250,898 in gross proceeds, assuming the sale of the entire 598,515,704 purchase notice shares being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.00209 under the Purchase Agreement, we would be required to register 1,793,828,708 additional shares of our Common Stock to obtain the balance of $3,749,102 under the Purchase Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Purchase Agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell White Lion periodically our Common Stock under the Purchase Agreement and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $5,000,000 was determined based on numerous factors, including the following: the proceeds received from any purchase notices tendered to White Lion under the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

This prospectus relates to the resale from time to time by the selling stockholder identified herein of 598,515,704 shares of our Common Stock.

Common stock offered by selling stockholder:	598,515,704 shares of Common Stock.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding after the offering:	3,515,226,818.

Use of proceeds:	We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder; however, we will receive the proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

Symbol on OTCQB:	VRUS

The number of shares of Common Stock to be outstanding immediately after this offering is based on 2,916,711,112 shares of Common Stock outstanding as of July 22, 2020 and excludes:

●	1,309,557,150 shares of Common Stock issuable upon the exercise of warrants with a weighted average exercise price of $0.0045 per share.

●	28,944,601 shares of Common Stock issuable upon conversion of 28,944,601 shares of Series A Convertible Preferred Stock and 43,080,100 shares of Common Stock issuable upon conversion of 430,801 shares of Series C Convertible Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

We have no history of profitability.

We commenced operations in 1994 and to date have not generated any profit. We do not have a significant operating history which would provide you with meaningful information about our past or future operations with respect to our international consumer packaged goods, foodstuff distribution and wholesale trade. We have not yet achieved positive cash flow on a monthly basis during any fiscal year including the current fiscal year ended October 31, 2019.

We had net losses of $2,389,850 and $2,824,292 for the years ended October 31, 2019 and 2018, respectively. We had net losses of $9,816,408 for the six months ended April 30, 2020. Furthermore, we had a working capital deficit of $1,787,284 and $174,754 at October 31, 2019 and April 30, 2020, respectively. If we are unable to achieve profitability, we may be unable to continue our operations.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of October 31, 2019 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm included in its opinion for the year ended October 31, 2019 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures and to generate significant revenue. Our financial statements as of October 31, 2019 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our independent registered public accounting firm, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

We will require additional financing in the future to fund our operations which may cause dilution to our existing stockholders or restrict our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our stockholders will be diluted, and the terms of such financings may include liquidation or other preferences, anti-dilution rights, and other provisions that may adversely affect the rights of our stockholders, including rights, preferences and privileges that are senior to those of our holders of common stock in the event of a liquidation. In addition, debt financing, if available, could include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures, or declaring dividends and may require us to grant security interests in our assets. If we are unable to raise additional capital when required or on acceptable terms we may need to curtail or cease our operations.

Our indebtedness and liquidity needs could restrict our operations and make us more vulnerable to adverse economic conditions.

Our existing indebtedness may adversely affect our operations and limit our growth, and we may have difficulty repaying our debt when due. If market or other economic conditions deteriorate, our ability to comply with covenants contained in our debt instruments may be impaired. If we violate any of the restrictions or covenants set forth in our debt instruments, all or a significant portion of our indebtedness may become immediately due and payable. Our inability to make payments on our indebtedness when due may have a material adverse effect on our operations and financial condition.

We depend on a small number of customers and the loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

For the year ended October 31, 2019, approximately 42% of accounts receivable were concentrated with three customers and approximately 66% of revenues were concentrated with six customers, all of which customers are located outside the United States. For the year ended October 31, 2018, approximately 84% of accounts receivable were concentrated with six customers and approximately 64% of revenues were concentrated with five customers, all of which customers are located outside United States. The loss of one or more of our top customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition.

Our reliance on distributors and retailers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing customers and expand our business.

Our ability to maintain and expand our customer base, maintain our presence in existing markets and establish a presence in new markets is dependent on our ability to establish and maintain successful relationships with reliable distributors and retailers. Most of our distributors and retailers sell and distribute competing products and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors and retailers. There is a risk that the retailers and distributors that we engage may fail to distribute our products or position our products in localities that may not be receptive to customers. Our ability to incentivize, motivate and retain distributors to manage and sell our products is affected by competition from other food companies that have greater resources than we do. To the extent that our distributors and retailers are distracted from selling our products or do not deploy sufficient resources to manage and sell our products, our sales and results of operations could be adversely affected. Furthermore, our distributors’ and retailers’ financial position or market share may deteriorate, which could adversely affect the distribution, marketing and sales activities related to our products thereby having a material adverse effect on our business.

Our ability to maintain and expand our distribution network and attract additional distributors and retailers depends on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brand and products in a particular geographic location;
●	our ability to price our products at levels competitive with those of our competitors; and
●	our ability to deliver products in the quantity and at the time requested by distributors and retailers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective markets which could have a material adverse effect on our results of operation and financial condition.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products on a timely basis. Our inventory supply depends on our ability to accurately estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, for seasonal promotions and in new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory, we may not be able to satisfy demand on a short-term basis. Alternatively, if we overestimate demand for our products, we may have too much inventory on hand, which may result in higher storage costs and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our brand and our relationship with our customers which could have a material adverse effect on our operating results and financial condition.

If we do not continually enhance our brand recognition, increase distribution of our products, attract new customers and introduce new products our business may suffer.

The food industry is subject to rapid and frequent changes in consumer demands. Because consumers in this industry are constantly seeking new products, our success relies heavily upon our ability to continue to market new products. We may not be successful in introducing or marketing new products on a timely basis, if at all. Our inability to commercialize new products may have an adverse effect on our business, financial condition and results of operations.

Any damage to our brand or reputation could adversely affect our business, financial condition and results of operations.

We must protect and grow the value of our brand to continue to be successful in the future. Any incident that erodes consumer affinity for our brand could significantly reduce our value and damage our business. For example, negative third-party reports regarding our products, whether accurate or not, may adversely impact consumer perceptions. In addition, if we recall certain products irrespective of whether such recall is mandatory or voluntary, the public perception of the quality of our products may be diminished. We may also be adversely affected by news reports or other negative publicity, regardless of their accuracy, regarding other aspects of our business, such as public health concerns, illness and safety. This negative publicity could adversely affect our brand and reputation which could have a material adverse effect on our business and financial condition.

We have no long-term contracts with our customers which require our customers to purchase a minimum amount of our products. The absence of long-term contracts could result in periods during which we must continue to pay costs and service indebtedness without revenues.

We do not have long-term contacts with our customers which require our customers to purchase a minimum amount of our products. Accordingly, we could have periods during which we have no or limited orders for our products, which will make it difficult for us to operate as we will have to continue paying our expenses and servicing our debt. We cannot provide assurance that we will be able to timely locate new customers, if at all. The periods in which we have no or limited purchase orders for our products could have a material adverse effect on our business and financial condition.

Severe weather conditions and natural disasters may affect manufacturing facilities and distribution activities which may negatively impact the operating results of our business.

Severe weather conditions and natural disasters, such as fires, floods, droughts, frosts, hurricanes, earthquakes and tornadoes may curtail or prevent the manufacturing or distribution of our products which may have a material adverse effect on our results of operation or financial condition.

Global or regional health pandemics or epidemics, including COVID-19, could negatively impact our business operations, financial performance and results of operations.

Our business and financial results could be negatively impacted by the recent outbreak of COVID-19 or other pandemics or epidemics. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing and hard to predict. During 2020, COVID-19 has significantly impacted economic activity and markets around the world, and it could negatively impact our business in numerous ways, including but not limited to those outlined below:

●	Commodity costs have become more volatile due to the COVID-19 outbreak and we expect continued commodity cost volatility.

●	The COVID-19 outbreak could disrupt our global supply chain, operations and routes to market or those of our suppliers, customers, distributors and retailers. These disruptions or our failure to effectively respond to them could increase product or distribution costs or cause delays in delivering or an inability to deliver products to our customers.

●	Disruptions or uncertainties related to the COVID-19 outbreak for a sustained period of time could result in delays or modifications to our strategic plans and initiatives and hinder our ability to achieve our business objectives.

●	Illness, travel restrictions or workforce disruptions could negatively affect our supply chain, distribution or other business processes.

●	Government or regulatory responses to pandemics could negatively impact our business. Mandatory lockdowns or other restrictions on operations in some countries have temporarily disrupted our ability to distribute our products in some of these markets. Continuation or expansion of these disruptions could materially adversely impact our operations and results.

●	The COVID-19 outbreak has increased volatility and pricing in the capital markets and volatility is likely to continue which could have a material adverse effect on our ability to obtain financing.

These and other impacts of the COVID-19 or other global or regional health pandemics or epidemics could have the effect of heightening many of the other risks described in this “Risk Factors” section such as those relating to our reputation, brands, product sales, results of operations or financial condition. We might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to our results. The ultimate impact of these disruptions also depends on events beyond our knowledge or control, including the duration and severity of any outbreak and actions taken by parties other than us to respond to them. Any of these disruptions could have a negative impact on our business operations, financial performance and results of operations, which impact could be material.

Our international operations expose us to regulatory, economic, political and social risks in the countries in which we operate.

The international nature of our operations involves a number of risks, including changes in regulations, tariffs, taxes and exchange controls, economic downturns, inflation and political and social instability including retaliation, war, and civil unrest in the countries in which we operate. Moreover, consumers in different countries may have varying tastes, preferences and nutritional opinions. We cannot be certain that we will be able to enter and successfully compete in additional foreign markets or that we will be able to continue to compete in the foreign markets in which we currently operate.

Doing business outside the United States requires us to comply with the laws and regulations of various foreign jurisdictions, which place restrictions on our operations, trade practices, partners and investment decisions. In particular, our operations are subject to anti-corruption and trade control laws and regulations, including, but not limited to, the Foreign Corrupt Practices Act (“FCPA”) and the Export Sales Reporting Program. The FCPA prohibits us from providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. Our continued expansion outside the United States and our development of new partnerships and joint venture relationships worldwide could increase the risk of FCPA violations in the future. We have operations and deal with governmental clients in countries known to experience corruption, including certain emerging countries in the Middle East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or third parties that we engage that could be in violation of various laws including the FCPA and other anti-corruption laws, even though these parties are not always subject to our control. As a result of doing business in foreign countries and with foreign partners, we are exposed to a heightened risk of violating anti-corruption laws. In addition, we are subject to the Export Sales Reporting Program which monitors U.S. agricultural export sales on a daily and weekly basis, and we must comply with the Office of Foreign Assets Control (“OFAC”) trade sanctions. Violations of anti-corruption, export and other regulations we may be subject to may be punishable by civil penalties, including fines, denial of export privileges, injunctions and asset seizures as well as criminal fines and imprisonment.

Disruptions in the worldwide economy may adversely affect our business, financial condition and results of operations.

Adverse and uncertain economic conditions may impact distributor, retailer and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, distributors, retailers and consumers may suffer. Consumers may shift to purchasing lower-priced products during economic downturns, making it more difficult for us to sell our premium products. During economic downturns, it may be more difficult to persuade existing consumers to continue to use our brand or persuade new consumers to select our brand without price promotions. Furthermore, during economic downturns, distributors and retailers may reduce their inventories of our products. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing distributors and retailers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Prolonged unfavorable economic conditions may have an adverse effect on our results of operation and financial condition.

We purchase substantially all of our food products from a limited number of regions and from a limited number of suppliers. Price increases and shortages in food products could adversely affect our operating results.

We purchase substantially all of our food products from a limited number of regions around the world or from a limited number of suppliers. Increases in the prices of the food products which we purchase could adversely affect our operating results if we are unable to offset the effect of these increased costs through price increases, and we can provide no assurance that we will be able to pass along such increased costs to our customers. Furthermore, if we cannot obtain sufficient food products or our suppliers cease to be available to us, we could experience shortages in our food products or be unable to meet our commitments to customers. Alternative sources of food products, if available, may be more expensive. Any such failure to supply or delay caused by our supplies may have a material adverse effect on our operating results.

Price increases may not be sufficient to cover increased costs, or may result in declines in sales volume due to price elasticity in the marketplace.

We may be able to pass some or all input costs to our customers by increasing the selling price of our products or decreasing the size of our products; however, higher product prices or decreased product sizes may also result in a reduction in sales volume and/or consumption. If we are not able to increase our selling prices or reduce product sizes sufficiently, or in a timely manner, to offset increased input costs, including packaging, freight, direct labor, overhead and employee benefits, or if our sales volume decreases significantly, there could be a negative impact on our financial condition and results of operations.

We operate in a highly competitive industry.

The food industry is intensely competitive and consolidation in this industry continues. We face competition in the areas of brand recognition, taste, quality, price, advertising/promotion, convenience and service. A number of our competitors are larger than us and have substantial financial, marketing and other resources as well as substantial international operations. In addition, reduced barriers to entry are creating new competition. Furthermore, in order to protect our existing market share or capture increased market share in this highly competitive environment, we may be required to increase expenditures for promotions and advertising and continue to introduce and establish new products. Due to inherent risks in the marketplace associated with advertising and new product introductions, including uncertainties about trade and consumer acceptance, increased expenditures may not prove successful in maintaining or enhancing our market share and could impact our operating results. In addition, we may incur increased credit and other business risks because we operate in a highly competitive environment.

Our business operations could be disrupted if our information technology systems fail to perform adequately.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing our business and results of operations to suffer. In particular, as we grow, we need to make sure that our information technology systems are upgraded and integrated throughout our business and able to generate reports sufficient for management to run our business. In addition, our information technology systems may be vulnerable to damage, interruption or security breaches from circumstances beyond our control, including fire, natural disasters, system failures, cyber-attacks, corporate espionage, and viruses. Any such damage, interruption or security breach could have a material adverse effect on our business.

We may be subject to significant liability and may have to recall our products if the consumption of any food product manufactured or marketed by us causes injury, illness or death. Regardless of whether such claims against us are valid, they may be expensive to defend and may generate negative publicity, both of which could materially adversely affect our business, operating results and financial condition.

The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or spoilage, including the presence of bacterial contamination, foreign objects, substances, chemicals, other agents or residues introduced during production processes. Our food products may also be subject to product tampering, contamination or spoilage or be mislabeled or otherwise damaged which may result in a product recall.

We are dependent on our third-party manufacturers for compliance with rules and regulations with respect to production of many of our products. Although we believe that we and our manufacturers are in material compliance with all applicable laws and regulations, if the consumption of our products causes or is alleged to have caused an illness in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding an illness, injury or death could have a material adverse effect on our business, results of operations and financial condition.

The food industry has been subject to a growing number of claims, including class action lawsuits based on the nutritional content of food products as well as disclosure and advertising practices. In the future we may be subject to these types of claims and proceedings and, even if we are successful in defending such claims, publicity about these matters may harm our reputation and adversely affect our results. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations, which could have a material adverse effect on our performance. Furthermore, a significant judgment could materially and adversely affect our financial condition or results of operations.

Outbreaks of disease among livestock and poultry flocks could harm our revenues and operating margins.

As a supplier of meat products, we are subject to risks associated with the outbreak of disease in beef livestock and poultry flocks, including, but not limited to, avian influenza and bovine spongiform encephalopathy. The outbreak of disease could adversely affect our supply of raw materials, increase the cost of production and reduce operating margins. Additionally, the outbreak of disease may hinder our ability to market and sell products which could have a material adverse effect on our results of operations and financial condition.

We are dependent upon key personnel whose loss may adversely impact our business.

Our success materially depends upon the expertise, experience and continued service of our management and other key personnel, including but not limited to, our current Chief Executive Officer, Anshu Bhatnagar. If we lose the services of Anshu Bhatnagar or any of other member of management, our business would be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on our results of operation or financial condition. The process of identifying such personnel with the combination of skills and attributes required to carry out our business plan is often lengthy. Any difficulties in obtaining and retaining qualified managers and employees could have a material adverse effect on our results of operation or financial condition.

We may fail to realize all of the anticipated benefits of any entities which we acquire, such benefits may take longer to realize than expected or we may encounter significant difficulties integrating acquired businesses into our operations. If our acquisitions do not achieve their intended benefits, our business, financial condition, and results of operations could be materially and adversely affected.

We believe that businesses that we acquire will result in certain benefits, including certain cost synergies and operational efficiencies; however, to realize these anticipated benefits, the businesses we acquire must be successfully combined with our business. The combination of independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. The integration process may disrupt the businesses and, if implemented ineffectively, would limit the expected benefits of these acquisitions to us. The failure to meet the challenges involved in integrating acquired businesses and realizing anticipated benefits could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations.

The overall integration of acquired businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of companies include, among others:

●	the diversion of management’s attention to integration matters;
●	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combinations;
●	difficulties in the integration of operations and systems; and
●	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

Risks Relating to Our Securities

Certain provisions of the Delaware General Corporation Law (“DGCL”), our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Amended and Restated Bylaws (“Bylaws”) may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. Our Certificate of Incorporation authorizes us to issue up to 125,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management. As of July 22, 2020 we have designated (i) 120,000,000 shares of preferred stock as Series A Convertible Preferred Stock, of which 28,944,601 are outstanding, (ii) 1,000,000 shares of preferred stock as Series B Convertible Preferred Stock, none of which are outstanding and (iii) 1,000,000 shares of preferred stock as Series C Convertible Preferred Stock, of which 430,801 shares are outstanding.

Provisions of our Certificate of Incorporation, Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation, Bylaws and Delaware law, as applicable, among other things:

●	provide the board of directors with the ability to alter the Bylaws without stockholder approval;
●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum; and
●	provide that special meetings of stockholders may be called only by our board.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) related to internal controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our stock price could decline significantly and raising capital could be more difficult.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal controls over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our stock price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have never paid cash dividends and have no plans to pay cash dividends in the future

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our capital stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

If we fail to remain current in our reporting requirements, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company listed on the OTCQB and subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”), we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth herein and in our other reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, and unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. In addition, securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may have a material adverse effect the market price of our common stock.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended, and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted from the OTCQB, among other potential problems.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our Common Stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to on page 7 of this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of our Common Stock offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder covered by this prospectus. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion. We will use proceeds from the sale of our common stock to White Lion for general corporate and working capital purposes, including possibly acquiring assets, businesses and developing other operations, or for other purposes that our board of directors, using prudent business judgment, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock are currently listed on the OTCQB tier of the OTC Markets under the symbol “VRUS”. The OTC Markets is not a national securities exchange registered with the SEC. The price of our Common Stock is thinly traded and subject to significant volatility on OTC Markets. The proposed offering price of the Shares has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the shares of our Common Stock as reported on the OTC Markets Group, Inc. on July 22, 2020. We also considered, pursuant to Item 201 of Reg. SK, the range of high and low bid information for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included.

DILUTION

The sale of our common stock to White Lion Capital, LLC in accordance with the common stock purchase agreement will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Purchase Notice, the more shares of our common stock we will have to issue to White Lion in order to drawdown pursuant to the common stock purchase agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

DIVIDEND POLICY

We have not paid any cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Our future dividend policy will be determined from time to time by our board of directors.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the selling security holder identified herein of 598,515,704 shares of our Common Stock.

The shares of our Common Stock referred to above are being registered to permit public sales of the shares of Common Stock, and the selling stockholder may offer the shares for resale from time to time pursuant to this prospectus.

The table below sets forth certain information regarding the selling stockholder and the shares of Common Stock offered in this prospectus. The selling stockholder has had no material relationship with us within the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 2,916,711,112 shares of Common Stock outstanding as of July 22, 2020.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering (1)	Percentage of Common Stock Beneficially Owned Before this Offering	Share of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After this Offering (2)
White Lion Capital, LLC (3)	0	0%	598,515,704	0	0%

* Less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2) Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all shares of our Common Stock registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our Common Stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all or some of the shares of Common Stock offered pursuant to this prospectus.

(3) Nathan Yee is the Manager of White Lion Capital, LLC and in such capacity has the right to vote and dispose of the securities held by such entity.

PLAN OF DISTRIBUTION

We are registering the shares of our Common Stock covered by this prospectus to permit the selling stockholder to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder; however, we will receive the proceeds from the sale of shares of our Common Stock pursuant to our exercise of the purchase notice offered by White Lion.

The selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale (if a public market exists), at varying prices determined at the time of sale, or at negotiated prices. All sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

Our Common Stock is currently quoted on the OTCQB under the symbol “VRUS.” Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. A selling stockholder who is deemed an underwriter within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of the view that a selling stockholder who is a registered broker-dealer or affiliate of a registered broker-dealer may be an underwriter under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of our Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of our Common Stock by the selling stockholder.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Each selling stockholder has in turn agreed to indemnify us for certain specified liabilities.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of our Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Common Stock in the market and to the activities of the selling stockholder and its affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are offering up to 598,515,704 shares of our Common Stock.

Common Stock

The following description of our Common Stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (“Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized Common Stock consists of 7,500,000,000 shares, par value $0.000001 per share, of which 2,916,711,112 shares were issued and outstanding as of July 22, 2020.

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders. Our stockholders are not permitted to cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our Common Stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our Common Stock. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding and (ii) if and when the Common Stock is listed on a national securities exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in the registration statement as having prepared or certified any part of the registration statement; or having provided a report or valuation for use related to the registration statement, are covered persons pursuant to Item 509 of Regulation S-K having disclosable certain relationships with the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, an international supplier of consumer food products, have been focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical, and in 2018, we added cold-storage facilities and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff with the goal to create vertical farm-to-market operations. We have also begun to explore new CPG non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant regional presence in MENA and sub-Saharan Africa (excluding OFAC restricted nations), with deep roots in the GCC countries, which includes the UAE, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. Our long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia, and Australia.

In addition to the foregoing, since our acquisition of BLF during April 2019, pursuant to which we acquired a license with MLB to sell MLB-branded frozen dessert products and confections, we have been selling pint size ice cream in grocery store-type packaging and are exploring novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions under our frozen dessert product line. In addition, under our confections product line, we are selling gummi and chocolate candies. The MLB license covers all 30 MLB teams, and all of our current products pursuant to such license feature “home team” packaging that matches the fan base in each region.

Furthermore, during August 2019, we purchased all of the assets of a french fry business including customer contracts which provide us the right to earn revenue pursuant to such contracts throughout the Middle East.

Finally, during April 2020, we entered into a binding agreement with ZC Top Apparel Manufacturing (“ZC Top”), which was confirmed and superseded by a securities purchase agreement during May 2020, wherein we acquired a controlling 51% interest of ZC Top, an apparel manufacturer in Mindanao, Philippines, which is engaged in e-commerce through Lazada, Shoppee and other online marketplaces, and manufacturer of highly sought-after reusable N95 fabric masks and biohazard suits.

Government Regulation

We are subject to the laws and regulations in the countries in which we operate.

Our food products are subject to local, national and multinational regulations related to labeling, health and nutrition claims, packaging, pricing, marketing and advertising, privacy and related areas. In addition, various jurisdictions regulate our operations by licensing and inspecting the manufacturing plants and facilities of our suppliers, enforcing standards for select food products, grading food products, and regulating trade practices related to the sale and pricing of our food products. Many of the food commodities we use in our operations are subject to government agricultural policy and intervention. These policies have substantial effects on prices and supplies and are subject to periodic governmental review.

Examples of laws and regulations that affect our business include selective food taxes, labeling requirements such as front-of-pack labeling and nutrient profiling, marketing restrictions, potential withdrawal of trade concessions as dispute settlement retaliation and sanctions on sales or sourcing of raw materials.

In addition, we are subject to U.S. and foreign anti-corruption laws including the Foreign Corrupt Practices Act (“FCPA”) which prohibits us from providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. We are also subject to the Export Sales Reporting Program of the United States Department of Agriculture (“USDA”) which monitors U.S. agricultural export sales on a daily and weekly basis. The program requires U.S. exporters to report sales of certain commodities to the Foreign Agricultural Service of the USDA on a weekly basis. Commodities currently covered by the program include feed grains, wheat, wheat products, rye, flaxseed, linseed oil, cotton, cottonseed, oilseed products, rice, cattle hides and skins, and beef. In addition to the weekly requirement, daily reporting is required (except for soybean oil) when a single exporter sells 100,000 metric tons or more of one commodity in one day to a single destination, or cumulative sales of 200,000 tons or more of one commodity during the weekly reporting period to a single destination. In addition to the foregoing, we must comply with OFAC trade sanctions. OFAC of the U.S. Department of Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals targeted against foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction and other threats to national security, foreign policy or economy of the United Stated.

Our failure to comply with any of the foregoing regulations or regulations that we may be subject to may be punishable by civil penalties, including fines, denial of export privileges, injunctions and asset seizures as well as criminal fines and imprisonment.

Market and Competition

We generate a majority of our revenue from food imported into the GCC countries of Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates. The GCC has highly developed wholesale, grocery, and retail infrastructures that attract thousands of brands from around the world. According to A.T. Kearney, there are approximately 600 food distributors in the GCC. According to reports published by Alpen Capital, halal food imports into the GCC are expected to exceed $50 billion by 2020, while food imports account for about 85% of food consumed in the GCC.

We also generate revenue from domestic U.S. sales of our MLB branded ice cream and gummi and chocolate candies. According to the International Dairy Foods Association, ice cream is an $11 billion industry with 1.4 billion gallons of ice cream and related frozen desserts produced in the U.S. in 201,7 and according to the National Confectioners Association, the confectionary industry generates $35 billion annually.

In the branded product space, management believes that our key competitors in the GCC countries in which we operate include The Savola Group and Almarai which are based in Saudi Arabia; Americana Quality which is based in Kuwait; and Al Islami Foods which is based in the UAE and is currently ranked as the world’s largest Halal food vendor, with more than 80 frozen and specialty lines. In addition to the foregoing, we also compete with recognized international brands from multi-line companies such as Nestle and Mondelez International. In the U.S., management believes that our key competitors include premium ice cream brands such as Ben & Jerry’s, Breyers, and Haagen-Dazs and domestic confectionary brands in the gummi and chocolate candy space such as Mars, Mondelez International, and Nestle.

Although many of our competitors have greater financial, distribution and marketing resources than us, management believes there are many food categories and niches in which we can successfully compete in this highly-fragmented market. In addition, we focus on the regional sensitivities and dietary requirements of the markets we export products to. We offer both Verus Foods-branded products along with products from other brands, particularly from brands that desire to enter the GCC market, but lack the infrastructure or resources to do so. Furthermore, management believes that we are one of the only U.S. based public companies operating in the GCC that can provide its own branded products and also act as a distributor for other brands across all of the major food sales categories. Management believes that a majority of the suppliers in this space are either non-U.S. based private companies or are public entities with a narrow focus on their own brands.

Recent Developments

Financings

On July 20, 2020, we entered into a letter agreement (“Agreement”) with an accredited investor to extend the maturity date of the March 31, 2020 promissory note in the principal amount of $312,500 (the “Note”), which matured on July 1, 2020. The maturity date was extended ninety (90) days to September 29, 2020. Additionally, the Agreement provides that BLF will sell certain of its inventory (“Purchased Inventory”) to the accredited investor as an approved Distributor and that the accredited investor will make certain invoice payments to BLF vendors. Upon the sale of Purchased Inventory by the accredited investor, the accredited investor will retain the first $67,421.50 of proceeds and then apply future proceeds on a per case amount, as specified within the Agreement, as a reduction of the outstanding Note balance. Any remaining Note balance will be due and payable by the Company upon maturity of the Note.

On July 14, 2020, we issued a convertible note in the principal amount of $63,000, which note accrues interest at a rate of 9% per annum, matures on July 14, 2021 and is convertible into shares of our common stock at a conversion price equal to the greater of (i) the Fixed Conversion Price (as defined in the Note) or (ii) the Variable Conversion Price (as defined in the Note), subject to adjustment.

On May 12, 2020, we issued a convertible note in the principal amount of $153,000, which note accrues interest at a rate of 9% per annum, matures on May 12, 2021 and is convertible into shares of our common stock at a conversion price equal to the greater of (i) the Fixed Conversion Price (as defined in the Note) or (ii) the Variable Conversion Price (as defined in the Note), subject to adjustment.

On March 31, 2020, we issued a promissory note in the principal amount of $312,500 (including a $62,500 original issuance discount) which note accrued interest at a rate of 4% per annum, subject to adjustment, and matured on July 1, 2020. The note was secured by an interest in all of the equity of our wholly-owned subsidiary, BLF. On July 20, 2020, we entered into a letter agreement (“Agreement”) whereby 1) the maturity date of the March 31, 2020 promissory note was extended ninety (90) days to September 29, 2020 and 2) sold certain BLF inventory to the note holder at agreed upon prices.

Employees

As of July 22, 2020, the Company had 16 full-time employees and 5 part-time employees.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in matters may arise from time to time that may harm our business. As of July 22, 2020, except as set forth herein, management believes that there are no claims against us, which it believes will result in a material adverse effect on our business or financial condition.

On April 4, 2019, Auctus Fund, LLC (“Auctus”) commenced a lawsuit against the Company in the United States District Court for the District of Massachusetts. On August 27, 2019, the Company filed a motion to dismiss this lawsuit. On September 30, 2019, Auctus responded by filing a First Amended Complaint. The Company then filed a second motion to dismiss on October 24, 2019. On February 25, 2020, the court issued a decision dismissing the securities laws and unjust enrichment and breach of fiduciary duty claims and retaining the breach of contract, breach of covenant of good faith, fraud and deceit, and negligent misrepresentation-and the Massachusetts Consumer Protection Act claims. The Company filed its Answer to the complaint on March 10, 2020. The case remains pending in the District of Massachusetts. This case stems from a securities purchase agreement and convertible note issued in May 2017, a securities purchase agreement and convertible note issued in July 2018, the spin-off of the Company’s real estate division into NestBuilder including the issuance of shares of NestBuilder in the spin-off to the Company’s stockholders and an inducement agreement, release and payoff agreement executed by the parties in February 2019 whereby the Company settled the balance of outstanding amounts owed to Auctus in consideration for cash and shares of NestBuilder. Auctus has requested that the court grant it injunctive and equitable relief and specific performance with respect to the Company’s obligations; determine that the Company is liable for all damages, losses and costs and award Auctus actual losses sustained; award Auctus costs including, but not limited to, costs required to prosecute the action including attorneys’ fees; and punitive damages. The Company intends to continue to defend this matter and although the ultimate outcome cannot be predicted with certainty, based on the current information available, the Company does not believe the ultimate liability, if any, will have a material adverse effect on its financial condition or results of operations.

Properties

On April 11, 2017, we entered into a sublease with Buchanan Partners, LLC, pursuant to which we sublease offices at 9841 Washingtonian Blvd, #390, Gaithersburg, MD 20878. We currently lease our office which consists of 2,798 square feet for $7,643.63 per month. Effective as of April 1, 2021, our rent will increase to $7,872.93 per month. Our lease will expire on December 31, 2021.

Furthermore, on June 12, 2020, we assumed a lease with MH Greenbriar, LLC, pursuant to which we lease 10,100 square feet of warehouse and office space at 4003 Greenbriar Drive, Suite D, Stafford, TX 77477 for $8,383.00 per month. This lease will expire on November 30, 2023.

Corporate History

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated the Exchange Transaction with Monaker (formerly known as Next 1 Interactive, Inc.), a Nevada corporation pursuant to which we received all of the outstanding equity in Attaché, a Florida corporation and wholly owned subsidiary of Monaker in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

We entered into a Contribution and Spin-off Agreement with NestBuilder.com Corp (“NestBuilder”). on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. All of our stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of our Company owned.

On May 1, 2018, Verus MENA entered into a Share Purchase and Sale Agreement with the Purchaser pursuant to which Verus MENA sold 75 shares of Gulf Agro, representing 25% of the common stock of Gulf Agro to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time.

Effective October 16, 2018, we changed our name from RealBiz Media Group, Inc. to Verus International, Inc. and our ticker symbol to “VRUS.”

On April 25, 2019, we entered into a stock purchase agreement with BLF and James Wheeler, the sole stockholder of BLF pursuant to which we purchased all of the outstanding capital stock of BLF. Upon the closing of such acquisition, BLF became our wholly-owned subsidiary and we acquired a license with MLB to sell MLB-branded frozen dessert products and confections covering all 30 MLB teams.

On August 30, 2019, we entered into an asset purchase agreement with the Seller, to which we purchased all of the assets of the Seller’s french fry business in the Middle East.

On April 3, 2020, we entered into a binding agreement with ZC Top Apparel Manufacturing (“ZC Top”), which was confirmed and superseded by a securities purchase agreement dated May 8, 2020, wherein we acquired a controlling 51% interest of ZC Top, an apparel manufacturer in Mindanao, Philippines, which is engaged in e-commerce through Lazada, Shoppee and other online marketplaces, and manufacturer of highly sought-after reusable N95 fabric masks and biohazard suits.

Our address is 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878, our telephone number is (301) 329-2700 and our website is www.verusfoods.com. The information on our website is not a part of this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB tier of the OTC Markets under the symbol “VRUS.” Our common stock was listed on the following tiers of the OTC Markets under the following symbols: (i) we began trading on the OTC Markets (on the Grey Market) on October 14, 2008 under the symbol “WBDG”; (ii) on November 10, 2008, our common stock began trading under the symbol “WBDG” on the OTCQB; (iii) on September 21, 2011, our common stock began trading under the symbol “WBDG” on the OTC Pink tier of the OTC Markets; (iv) on June 6, 2012, our common stock began trading under the symbol “WBDG” on the OTCQB; (v) on November 2, 2012, we changed our symbol to “RBIZ”; (vi) on April 10, 2018, our common stock began trading under the symbol “RBIZ” on the OTC Pink tier of the OTC Markets, (vii) on October 16, 2018, our common stock began trading under the symbol “VRUS” on the OTC Pink tier of the OTC Markets and (viii) on July 17, 2019, our common stock began trading under the symbol “VRUS” on the OTCQB. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Stockholders

As of July 22, 2020 we had 440 holders of record of our Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, an international supplier of consumer food products, have been focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brand primarily to supermarkets, hotels and other members of the wholesale trade. Initially, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical, and in 2018, we added cold-storage facilities and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff with the goal to create vertical farm-to-market operations. We have also begun to explore new CPG non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant regional presence in MENA and sub-Saharan Africa (excluding OFAC restricted nations), with deep roots in the GCC countries, which includes the UAE, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. Our long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia, and Australia.

In addition to the foregoing, since our acquisition of BLF during April 2019, pursuant to which we acquired a license with MLB to sell MLB-branded frozen dessert products and confections, we have been selling pint size ice cream in grocery store-type packaging and are exploring novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions under our frozen dessert product line. In addition, under our confections product line, we are selling gummi and chocolate candies. The MLB license covers all 30 MLB teams, and all of our current products pursuant to such license feature “home team” packaging that matches the fan base in each region.

Furthermore, during August 2019, we purchased all of the assets of a french fry business including customer contracts which provide us the right to earn revenue pursuant to such contracts throughout the Middle East.

Finally, during April 2020, we entered into a binding agreement with ZC Top Apparel Manufacturing (“ZC Top”), which was confirmed and superseded by a securities purchase agreement during May 2020, wherein we acquired a controlling 51% interest of ZC Top, an apparel manufacturer in Mindanao, Philippines, which is engaged in e-commerce through Lazada, Shoppee and other online marketplaces, and manufacturer of highly sought-after reusable N95 fabric masks and biohazard suits.

Six Months Ended April 30, 2020 as Compared to Six Months Ended April 30, 2019

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations are based upon its unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these unaudited consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, management evaluates past judgments and estimates, including those related to bad debts, potential impairment of intangible assets, accrued liabilities and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The accounting policies and related risks described in Note 2 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 13, 2020 are those that depend most heavily on these judgments and estimates. As of April 30, 2020, there had been no material changes to any of the critical accounting policies contained therein.

Results of Operations

Revenue

Our revenue increased to $10,821,548 for the six months ended April 30, 2020, compared to $5,386,255 for the six months ended April 30, 2019, an increase of $5,435,293 or 101%. The increase is the result of reducing the order backlog with customers due to continued increased sales to customers and increased working capital funding that allows us to procure additional products for sale.

Cost of Revenue

Cost of revenue totaled $8,952,063 for the six months ended April 30, 2020, compared to $4,567,597 for six months ended April 30, 2019, representing an increase of $4,384,466 or 96%. The increase is the result of higher revenue and related product costs.

Operating Expenses

Our operating expenses, which include salaries and benefits, stock-based compensation, selling and promotions expense, legal and professional fees, and general and administrative expenses increased to $10,449,685 for the six months ended April 30, 2020, compared to $1,099,704 for the six months ended April 30, 2019, an increase of $9,349,981. The increase is primarily due to an increase of $7,945,551 in stock-based compensation expense related to performance warrants earned by our Chief Executive Officer and a restricted common stock grant to our Chief Financial Officer, coupled with higher expenses across all other categories to support the increase in revenue and higher expenses related to enhancements to our MLB branded products. The increase in stock-based compensation expense is primarily the result of the 2020 Employment Agreement with the Company’s Chief Executive Officer providing a one-time grant of warrants to increase his ownership to 20% of the Company’s common stock on a fully diluted basis. There will be no future stock-based compensation expense related to this one-time grant of warrants as the entire related expense of $6,541,628 was recognized during the six months ended April 30, 2020.

Other (Expense) Income

Our other expense increased by $3,343,388, or 159%, for the six months ended April 30, 2020 to $1,236,208. The increase is primarily the result of no initial derivative liability expense, loss on legal settlements, or gains on convertible notes payable settlement and extinguishment of debt in the current year, coupled with increases in interest expense, losses on convertible note payable settlement and extinguishment, and amortization of issuance costs, partially offset by a decrease in amortization of debt discounts.

Net Loss

We generated a net loss of $9,816,408 for the six months ended April 30, 2020, compared to net income of $1,826,134 for the six months ended April 30, 2019, an increase of $11,642,542. The increase in net loss is primarily driven by the increase in operating expenses and other expense, partially offset by the increase in gross profit, as disclosed above.

Year Ended October 31, 2019 as Compared to Year Ended October 31, 2018

Continuing Operations

Revenues

Our revenue increased to $13,611,101 for the year ended October 31, 2019, compared to $5,802,037 for the year ended October 31, 2018, an increase of $7,809,064 or 135%. The increase is the result of reducing the order backlog with customers due to increased working capital funding that allow us to procure additional products for sale coupled with $51,439 in sales of our MLB branded products.

Cost of Revenues

Cost of revenue totaled $11,546,413 for the year ended October 31, 2019, compared to $5,053,453 for the year ended October 31, 2018, representing an increase of $6,492,960 or 128%. The increase is the result of higher revenue and related product costs.

Operating Expenses

Our operating expenses, which include salaries and benefits, stock-based compensation, selling and promotions expense, legal and professional fees and general and administrative expenses increased to $6,181,569 for the year ended October 31, 2019, compared to $1,659,082 for the year ended October 31, 2018, an increase of $4,522,487, or 273%. The increase is primarily due to an increase of $3,380,469 in stock-based compensation expense recognized during 2019 related to our Chief Executive Officer and Chief Financial Officer and higher expenses across all other categories to support the increase in revenue and launch of our MLB branded products.

Other Income (Expenses)

Our other income (expense), net increased by $3,900,011 for the year ended October 31, 2019. The increase is primarily the result of gains realized upon the extinguishment of certain debt and upon the settlement of certain notes payable, coupled with lower legal settlement losses of accounts payable and convertible debt coupled with an expense related to certain default provisions of convertible notes payable incurred during the year ended October 31, 2018 that did not recur during the year ended October 31, 2019, partially offset by an increase in interest expense.

Net Loss from Continuing Operations

We had a net loss from continuing operations of $2,389,850 for the year ended October 31, 2019, compared to a net loss of $3,083,478 for the year ended October 31, 2018, a decrease of $693,628. The decrease in net loss is primarily driven by the increase in gross profit and other income, partially offset by the increase in operating expenses as disclosed above.

Discontinued Operations

As our discontinued operations were spun-off effective August 1, 2018 (see Note 16), there was no revenue, cost of revenue, operating expenses, other income (expense), or net (loss) income from discontinued operations for the year ended October 31, 2019. During the year ended October 31, 2018, we generated $216,316 of revenue, incurred $56,800 of cost of revenue, incurred $237,863 of operating expenses, generated $337,533 of other income, and generated $259,186 of net income from discontinued operations.

Critical Accounting Policies

We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with GAAP. Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our consolidated financial statements. For a summary of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 2 - “Summary of Significant Accounting Policies” included in the notes to consolidated financial statements for the year ended October 31, 2019 included elsewhere in this prospectus.

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition

Revenue is derived from the sale of food and beverage products. We recognize revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring products. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue.

Income Taxes

We accounts for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the consolidated financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period. we have recorded a full valuation allowance for our net deferred tax assets as of October 31, 2019 and 2018 because realization of those assets is not reasonably assured.

We will recognize a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

We believe our income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves, or related accruals for interest and penalties has been recorded at October 31, 2019 and 2018.

Share-Based Compensation

We account for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. Share-based compensation expense recognized for the year ended October 31, 2019 and 2018 includes compensation cost for restricted stock awards and warrants. We use the Black-Scholes option-pricing model to determine the fair value of options and warrants granted as of the grant date.

Accounts Receivable

We regularly review outstanding receivables and provide for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, we make judgments regarding our customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties’ change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. We maintain reserves for potential credit losses, and such losses traditionally have been within our expectations. At October 31, 2019 and 2018, we determined there was no requirement for an allowance for doubtful accounts.

Liquidity and Capital Resources

At April 30, 2020, we had $368,013 of cash and a working capital deficit of $174,754 as compared to cash of $371,898 and a working capital deficit of $1,787,284 at October 31, 2019.

Net cash used in operating activities was $1,296,364 for the six months ended April 30, 2020 as compared to net cash used in operating activities of $377,792 for the six months ended April 30, 2019.

Net cash used in investing activities was $3,000 for the six months ended April 30, 2020. We did not have any investing activities during the six months ended April 30, 2019.

We have financed our operations since inception primarily through proceeds from equity and debt financings and revenue derived from operations. During the six months ended April 30, 2020, net cash provided by financing activities was $1,295,479 as compared to $842,270 during the six months ended April 30, 2019. Our continued operations primarily depend upon our ability to raise additional capital from various sources including equity and debt financings, as well as our revenue derived from operations. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs or will be on favorable terms. Based on our current plans, we believe that our cash provided from the above sources may not be sufficient to enable us to meet our planned operating needs for the next twelve months.

We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our securities, debt or other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each as of July 22, 2020.

Name	Age	Position(s)

Anshu Bhatnagar	47	Chief Executive Officer and Chairman

Christopher Cutchens	43	Chief Financial Officer

Michael O’Gorman	65	Director

Thomas Butler Fore	54	Director

Biographies for the members of our board of directors and our management team are set forth below.

Anshu Bhatnagar – Chief Executive Officer and Chairman

Anshu Bhatnagar has served as our Chief Executive Officer and Chairman of our board of directors since January 2, 2017. In addition, since January 2019, Mr. Bhatnagar has served as the Chief Executive Officer and Chairman of the board of directors of mPhase Technologies, Inc. Mr. Bhatnagar is a food distribution veteran and previously was the Chief Executive Officer of American Agro Group, an international trading and distribution company that specialized in exporting agricultural commodities and food products from May 2012 to January 2016. Mr. Bhatnagar was also a Managing Member of Blue Capital Group, a real estate oriented multi-family office focused on acquiring, developing, and managing commercial real estate as well as investing in operating businesses from January 2008 to December 2016. He has also owned NS operated other successful businesses in technology, construction and waste management. We believe Mr. Bhatnagar is qualified to serve as a member of our board because of his extensive business experience including his experience in the food industry.

Christopher Cutchens – Chief Financial Officer

Christopher Cutches has served as our Chief Financial Officer since June 2019. In addition, since June 2019, Mr. Cutchens has served as the Chief Financial Officer of mPhase Technologies, Inc, and since June 2018 he has served as the Managing Partner of Cutchens Group, LLC, a consulting firm specializing in providing operational and financial services to both public and private companies. From January 2016 until June 2018, Mr. Cutchens served as Executive Vice President, Chief Operating Officer and Financial Officer of MidAmerica Administrative & Retirement Solutions, LLC, a private company that provides employee benefit programs to plan sponsors and employees. From January 2013 to January 2016, Mr. Cutchens served as Executive Vice President and Chief Financial Officer of Aspire Financial Services, LLC (“Aspire”), and from April 2012 to January 2013, he served as Vice President of Accounting and Finance of Aspire. Aspire is a service provider of retirement solutions. In addition, Mr. Cutchens has served in various other capacities including Corporate Controller of Watsco, Inc. (NYSE: WSO); Corporate Controller of Carrier Enterprise, LLC; Director of Corporate Accounting and Financial Reporting and Assistant Corporate Controller of MarineMax, Inc. (NYSE: HZO); and Senior Auditor at KPMG LLP. Mr. Cutchens received a Bachelor of Science degree in accounting and a masters degree in accounting information systems from the University of South Florida. Mr. Cutchens is a CPA licensed in the State of Florida.

Michael O’Gorman – Director

Michael O’Gorman has served as a member of our board of directors since August 11, 2017. Mr. O’Gorman has over 35 years of successful food brokerage, food manufacturing, project management, finance and legal experience in the international arena. Since 1982 Mr. O’Gorman has served as Chairman and Chief Executive Officer of Crassus Group of companies, including entities whose subsidiaries specialize in sourcing and marketing all natural, healthy food and consumer products. In addition, from 1976 to 1979 he served as Chief of Staff in both the House of Representatives and U.S. Senate. Mr. O’Gorman has firsthand experience with agriculture since he owned and operated a 252-acre farm where he raised both crops and Black Angus cattle. Mr. O’Gorman has spent a number of years working at major international law firms as well serving as a Member of the Corporate Law Department, Director of Litigation Support Group of Peabody International Corporation from 1979 to 1986. Mr. O’Gorman received his JD with a concentration in international law from the University of Connecticut, MBA in international finance from Fairleigh Dickinson University and BS in organic chemistry from St. Peters College. We believe Mr. O’Gorman is qualified to serve as a member of our board because of his experience in agriculture and the food industry.

Thomas Butler Fore – Director

Thomas Butler Fore has served as a member of our Board since August 11, 2017. Mr. Fore is a multi-faceted entrepreneur and executive with experience in numerous categories of business, including real estate, media, personal care products and fashion. Since 2007, Mr. Fore has served as Chief Executive Officer of Sora Development, an award-winning real estate development firm focused on large mixed-use projects with a specialty in public-private partnerships. In addition, since 2012 he has served as Chief Executive Officer of Tiderock Media, a film production company and in 2014 he founded Digital2go Media Networks where he also serves as a member of its board. Mr. Fore is also involved as an advisor and partner in numerous other enterprises in media, real estate and consumer products. Mr. Fore received his BA from Towson University. We believe Mr. Fore is qualified to serve as a member of our board because of his background and experience in the consumer products industry.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Director Independence

Although our Common Stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The Nasdaq Stock Market. Our board of directors has determined that each of Michael O’Gorman and Thomas Butler Fore are “independent” in accordance with such definition.

Corporate Governance

Board Committees

The Company presently does not have an audit committee, compensation committee or nominating and corporate governance committee or committee performing similar functions, as management believes that the Company is in an early stage of development to form such committees. The board of directors acts in place of such committees. The Company currently does not have an audit committee financial expert for the same reason that it does not have board committees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to our principal executive officer (“named executive officer”) during our fiscal year ended October 31, 2019 and 2018.

Summary Compensation Table
Name and Position	Year	Salary ($)	Stock Awards ($)(1)	Total ($)
Anshu Bhatnagar	2019	$175,000	$2,515,794	$2,690,794
Chief Executive Officer and Director	2018	$175,000	$779,803	$954,803

(1) The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The annual expense for the 2019 and 2018 stock awards relates to warrants to purchase shares of the Company’s Common stock that are granted under the provisions of the Chief Executive Officer’s employment agreement and are immediately vested upon being earned. For additional information regarding assumptions underlying the valuations of these stock awards and the calculation method, please refer to Note 10 to our consolidated financial statements for the year ended October 31, 2019, which are contained elsewhere in this prospectus.

Outstanding Equity Awards at Fiscal Year End

None.

Director Compensation

Our non-employee directors have elected to forego any cash compensation for participating in board of directors and committee meetings until such time as we become profitable over the course of an entire fiscal year, at which time the board of directors may reconsider the structure of its director compensation. In general, director compensation will be subject to review and adjustment from time to time at the discretion of our board of directors. Accordingly, our non-employee directors received no compensation during the fiscal year ended October 31, 2019.

Employment Agreements

Anshu Bhatnagar Employment Agreement

On April 29, 2020, the Company entered into an amended and restated employment agreement (the “Bhatnagar Employment Agreement”) with Anshu Bhatnagar pursuant to which Mr. Bhatnagar shall serve as Chief Executive Officer of the Company. The term of the Bhatnagar Employment Agreement will continue until December 31, 2020 unless extended or earlier terminated pursuant to the terms of the Bhatnagar Employment Agreement. Pursuant to the terms of the Bhatnagar Employment Agreement, Mr. Bhatnagar shall be entitled to receive five forms of compensation to include cash-based salary, stock-based salary, annual cash-based bonus, annual grants of restricted common stock and the opportunity to participate in the Company’s equity plans. Pursuant to the terms of the Bhatnagar Employment Agreement, Mr. Bhatnagar shall, among other things, (i) receive an annual base salary of $350,000 which may be increased at the sole discretion of the Company’s Board, (ii) an annual cash bonus at the sole discretion of the Board, (iii) a bonus in an amount equal to up to 100% of Mr. Bhatnagar’s then base salary at the sole discretion of the Board, and (iv) a stock-based bonus at the sole discretion of the Company. In addition, Mr. Bhatnagar received a warrant to purchase up to 471,883,795 shares of the Company’s Common Stock at an exercise price of $0.006 per share.

In the event Mr. Bhatnagar’s employment is terminated by the Company for Cause (as defined in the Bhatnagar Employment Agreement) or by Mr. Bhatnagar other than for Good Reason (as defined in the Bhatnagar Employment Agreement), the Company shall pay Mr. Bhatnagar the Accrued Benefits (as defined in the Bhatnagar Employment Agreement), and any outstanding stock option or other stock awards held by Mr. Bhatnagar as of the date of termination shall be subject to the terms and conditions set forth in the applicable award agreement. If the Company terminates Mr. Bhatnagar’s employment for death, disability or without Cause or Mr. Bhatnagar terminates his employment for Good Reason, the Company shall pay Mr. Bhatnagar (i) his then base salary, (ii) any pro-rata share of his annual cash bonus that would or could have been earned prior to the termination date and (iii) other Accrued Benefits. In addition, Mr. Bhatnagar shall be entitled to participate in the Plans (as defined in the Bhatnagar Employment Agreement) for 60 months following the date of his termination. Any outstanding stock option or other stock awards held by Mr. Bhatnagar as of the date of termination shall be subject to the terms and conditions set forth in the applicable award agreement. If the Company and Mr. Bhatnagar mutually terminate the Bhatnagar Employment Agreement pursuant to the terms thereof, Mr. Bhatnagar shall receive (i) 24 months of base salary and (ii) any bonus compensation due to him through the date of termination. In addition, if Mr. Bhatnagar signs the Release (as defined in the Bhatnagar Employment Agreement), Mr. Bhatnagar shall receive an additional 24 months of his then base salary and COBRA benefits for 12 months from the date of termination. If within one year after a Change in Control (as defined in the Bhatnagar Employment Agreement), Mr. Bhatnagar’s employment is terminated by the Company due to his death or disability or without Cause, or Mr. Bhatnagar terminates his employment for Good Reason, then subject to signing the Release, the Company shall pay Mr. Bhatnagar an amount equal to five years of his base salary. Furthermore, all stock options and other stock-based awards shall immediately accelerate and become fully exercisable as of the date of termination, and Mr. Bhatnagar shall be entitled to COBRA benefits for a period of 24 months from the date of termination.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 22, 2020, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of July 22, 2020, we had 2,916,711,112 shares of common stock issued and outstanding, 28,944,601 shares of Series A Preferred Stock outstanding and 430,801 shares of Series C Preferred Stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock that are currently exercisable or convertible within 60 days of July 22, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Amount and Nature of Beneficial Ownership
Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock	Series C Preferred Stock Ownership	Percentage of Series C Preferred Stock	Percentage of Total Voting Power(2)
Officers and Directors:
Anshu Bhatnagar	728,557,150	(3)	19.99%	100,000	*	395,801	91.88%	54.57%
Christopher Cutchens	15,000,000	(4)	*	-	0%	-	0%	*
Michael O’Gorman	-		0%	-	0%	-	0%	0%
Thomas Butler Fore	-		0%	-	0%	-	0%	0%
All Officers and Directors as a Group (4 Persons)	743,557,150		20.31%	100,000	*	395,801	91.88%	54.77%
5% Stockholders:
Monaker Group, Inc. (5)(6)	61,247,139		2.10%	16,344,601	56.47%	-	0%	1.07%
Monaco Investment Partners, LP (7)	-		0%	12,500,000	43.19%	-	0%	*
ARJ Consulting, LLC (8)	291,379,440	(9)	9.99%	-	0%	-	0%	4.02%
Berdon Ventures Associates, LLC (10)	161,920,000	(11)	5.40%	-	0%	-	0%	2.23%
Andrew Garnock	291,379,440	(12)	9.99%	-	0%	-	0%	4.02%
Frederick Berdon	164,620,000	(13)	5.49%	-	0%	-	0%	2.27%

* Less than one percent.

(1) Unless otherwise indicated, the address of the stockholder is c/o Verus International, Inc., 9841 Washingtonian Blvd #390, Gaithersburg, MD 20878.

(2) Holders of our common stock are entitled to one vote per share, holders of our Series A Convertible Preferred Stock are entitled to one vote per share and holders of our Series C Preferred Stock are entitled to 10,000 votes per share. Accordingly, as of July 22, 2020, holders of our common stock are entitled to 2,916,711,112 votes, holders of our Series A Preferred Stock are entitled to 28,944,601 votes and holders of our Series C Preferred Stock are entitled to 4,308,010,000 votes.

(3) Includes 728,557,150 shares of common stock issuable upon exercise of warrants.

(4) Excludes 15,000,000 shares of common stock which vests in two equal installments on June 1, 2021 and June 1, 2022.

(5) William Kerby is the Chief Executive Officer of Monaker Group, Inc, and in such capacity has voting and dispositive power over the securities held by such entity.

(6) Share amounts are pursuant to Monaker Group, Inc.’s Annual Report on Form 10-K for the year ended February 29, 2020.

(7) Donald P. Monaco is the Managing Partner of Monaco Investment Partners, LP, and in such capacity has voting and dispositive power over the securities held by such entity.

(8) Andrew Garnock is the Sole Member and Sole Manager of ARJ and in such capacity has voting and dispositive power over the securities held by such entity.

(9) Includes (i) 153,999,999 shares of common stock and (ii) 137,379,441 shares of common stock issuable upon exercise of warrants. Excludes 342,620,559 shares of common stock issuable upon exercise of warrants which contain an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(10) Frederick Berdon is the Sole Managing Member of Berdon Ventures Associates, LLC (“Berdon Ventures”) and in such capacity has voting and dispositive power over the securities held by such entity.

(11) Includes (i) 81,920,000 shares of common stock and (ii) 80,000,000 shares of common stock issuable upon exercise of warrants.

(12) Includes (i) 153,999,999 shares of common stock held by ARJ, and (ii) 137,379,441 shares of common stock issuable upon exercise of warrants issued in favor of ARJ. Excludes (i) 342,620,559 shares of common stock issuable upon exercise of the warrants issued in favor of ARJ which contains an ownership limitation such that the holder may not convert any of such securities to the extent that such conversion would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates and (ii) 146,068 shares owned by Andrew Garnock’s spouse which his spouse has sole voting and dispositive power over. Andrew Garnock is the Sole Member and Sole Manager of ARJ and in such capacity has voting and dispositive power over the securities held by such entity.

(13) Includes (i) 81,920,000 shares of common stock held by Berdon Ventures, (ii) 80,000,000 shares of common stock issuable upon exercise of warrants issued in favor of Berdon Ventures, (iii) 1,000,000 shares of common stock issuable upon exercise of warrants held by F. Berdon & Co, LLC and (iii) 1,700,000 shares of common stock held by F. Berdon & Co, LLC. Frederick Berdon is the Sole Managing Member of Berdon Ventures and the Managing Member of F. Berdon & Co, LLC and in such capacities has voting and dispositive power over the securities held by such entities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Transactions

During our fiscal years ended October 31, 2019 and October 31, 2018 neither we nor any of our directors, executive officers, or to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest (other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in our Annual Report on Form 10-K) in any transaction in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years.

Related-Party Transaction Policy

We have adopted a formal policy regarding approval of transactions with related parties. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at the end of our last completed fiscal year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

LEGAL MATTERS

Unless otherwise indicated, Mailander Law Office, Inc., San Diego, California, has passed upon the validity of the shares of our Common Stock to be sold in this offering.

EXPERTS

The financial statements of Verus International, Inc. for the year ended October 31, 2019 and October 31, 2018 have been included herein in reliance upon the reports of Assurance Dimensions, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to the Common Stock by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Verus International, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Verus International, Inc., 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878 or telephoning us at (301) 329-2700.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.verusfoods.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

598,515,704 Shares of Common Stock

PROSPECTUS

July 27, 2020

VERUS INTERNATIONAL, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Verus International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verus International, Inc. (the “Company”) as of October 31, 2019 and 2018 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the two years in the period ended October 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended October 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a net loss of approximately $2.4 million for the year ended of October 31, 2019 and a working capital deficit of approximately $1.8 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assurance Dimensions

Certified Public Accountants

We have served as the Company’s auditor since 2017.

Coconut Creek, Florida

April 13, 2020

F-1

Verus International, Inc.

Consolidated Balance Sheets

	October 31,
	2019	2018
Assets
Current Assets
Cash	$371,898	$28,554
Accounts receivable	3,319,687	1,246,301
Inventory	598,515	90,589
Prepaid expenses	65,749	12,412
Other assets	8,629	8,629
Total Current Assets	4,364,478	1,386,485
Property and equipment, net	23,257	15,622
Intangible assets, net	837,707	-
Total Assets	$5,225,442	$1,402,107

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$3,613,641	$642,739
Interest payable	127,465	257,170
Due to former officer	1,801	33,301
Notes payable	1,030,000	530,000
Convertible notes payable, net	1,378,855	1,497,126
Total Current Liabilities	6,151,762	2,960,336

Commitments and Contingencies (Note 14)

Stockholders’ Deficit
Series A convertible preferred stock, $0.000001 par value; 120,000,000 shares authorized and 44,570,101 shares issued and outstanding at October 31, 2019 and October 31, 2018	45	44,570

Series B convertible preferred stock, $0.000001 par value; 1,000,000 shares authorized and no shares issued and outstanding at October 31, 2019 and October 31, 2018	-	-

Series C convertible preferred stock, $0.000001 par value; 1,000,000 shares authorized and 430,801 and 160,000 shares issued and outstanding at October 31, 2019 and October 31, 2018, respectively	-	160

Common stock, $0.000001 par value; 7,500,000,000 shares authorized and 2,305,778,511 and 1,500,000,000 shares issued at October 31, 2019 and October 31, 2018, respectively	2,306	1,500,000

Additional paid-in-capital	27,565,919	22,545,691
Shares to be issued	-	456,090
Accumulated deficit	(28,494,590)	(26,104,740)
Total Stockholders’ Deficit	(926,320)	(1,558,229)
Total Liabilities and Stockholders’ Deficit	$5,225,442	$1,402,107

The accompanying notes are an integral part of these consolidated financial statements

F-2

Verus International, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended
	October 31,
	2019	2018
Revenue	$13,611,101	$5,802,037
Cost of revenue	11,546,413	5,053,453
Gross Profit	2,064,688	748,584
Operating Expenses:
Salaries and benefits	3,892,926	788,212
Selling and promotions expense	125,644	-
Legal and professional fees	618,310	285,138
General and administrative	1,544,689	585,732
Total Operating Expenses	6,181,569	1,659,082
Operating loss	(4,116,881)	(910,498)
Other Income (Expense):
Interest expense	(364,005)	(320,527)
Loss on legal settlements	(205,300)	-
Initial derivative liability expense	(225,115)	-
Amortization of debt discount	(839,876)	-
Amortization of issuance costs	(21,355)	-
Gain on extinguishment of debt	2,700,737	-
Gain on convertible notes payable settlement	681,945	-
Loss on legal settlement of accounts payable and convertible debt	-	(914,353)
Default principal increase on convertible notes payable	-	(938,100)
Total Other Income (Expense)	1,727,031	(2,172,980)
Loss from continuing operations before income taxes	(2,389,850)	(3,083,478)
Income taxes	-	-
Loss from continuing operations	(2,389,850)	(3,083,478)
Discontinued operations (Note 16)
Income from discontinued operations	-	259,186
Net loss	$(2,389,850)	$(2,824,292)

Comprehensive income (loss):
Unrealized gain on currency translation adjustment	-	72,924
Comprehensive loss	$(2,389,850)	$(2,751,368)

Loss per common share:
Loss from continuing operations per common share - basic and diluted	$(0.00)	$(0.00)

Income from discontinued operations per common share - basic and diluted	$-	$0.00

Loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding – basic and diluted	1,852,481,686	740,632,107

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Verus International, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

For the Years Ended October 31, 2019 and 2018

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional	Other Comprehensive	Shares		Total
	# of shares	Par	# of shares	Par	# of shares	Par	# of shares	Par	Paid-In Capital	Income (Loss)	to be Issued	Accumulated Deficit	Stockholder’s Deficit
Balance, October 31, 2017	100,000	$100	-	$-	160,000	$160	249,369,810	$249,370	$22,409,041	$(53,285)	$-	$(23,403,963)	$(798,577)
Shares Issued for Conversion of Promissory Notes	-	-	-	-	-	-	1,244,233,615	1,244,233	(442,298)	-	-	-	801,935
Shares issued under Monaker litigation settlement	44,470,101	44,470	-	-	-	-	10,559,890	10,560	275,150	-	-	-	330,180
Common Stock retired from Nestbuilder	-	-	-	-	-	-	(4,163,315)	(4,163)	4,163	-	-	-	-
Adjustment for excess NestBuilder settlement	-	-	-	-	-	-	-	-	-	-	-	116,137	116,137
Spin-off of real estate segment	-	-	-	-	-	-	-	-	-	(19,639)	-	7,378	(12,261)
Shares to be issued under stock-based compensation	-	-	-	-	-	-	-	-	299,635	-	-	-	299,635
Shares to be issued under Monaker litigation settlement	-	-	-	-	-	-	-	-	-	-	456,090	-	456,090
Other comprehensive income (loss)	-	-	-	-	-	-	-	-	-	72,924	-	-	72,924
Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,824,292)	(2,824,292)
Balance, October 31, 2018	44,570,101	$44,570	-	$-	160,000	$160	1,500,000,000	$1,500,000	$22,545,691	$-	$456,090	$(26,104,740)	$(1,558,229)
Shares issued under exchange agreement	-	-	-	-	295,801	296	-	-	1,208	-	-	-	1,504
Shares issued under Monaker settlement	-	-	-	-	-	-	152,029,899	152,030	304,060	-	(456,090)	-	-
Conversion of Preferred Stock C to Common Stock	-	-	-	-	(25,000)	(25)	2,500,000	2,500	(2,475)	-	-	-	-
Shares to be issued under stock based compensation	-	-	-	-	-	-	-	-	2,515,794	-	-	-	2,515,794
Relative fair value of warrants issued with convertible promissory notes	-	-	-	-	-	-	-	-	697,611	-	-	-	697,611
Shares issued for sale of common stock	-	-	-	-	-	-	41,666,666	42	499,958	-	-	-	500,000
Conversion of convertible promissory notes to Common Stock	-	-	-	-	-	-	607,162,591	607	(837,699)	-	-	-	(837,092)
Shares issued for warrant exercise	-	-	-	-	-	-	2,419,355	2	(2)	-	-	-	-
Reduction of par value of Preferred and Common Stock	-	(44,525)	-	-	-	(431)	-	(1,652,875)	1,697,831	-	-	-	-
Beneficial conversion feature for conversion of convertible promissory note to Common Stock	-	-	-	-	-	-	-	-	143,942	-	-	-	143,942
Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,389,850)	(2,389,850)
Balance, October 31, 2019	44,570,101	$45	-	$-	430,801	$-	2,305,778,511	$2,306	$27,565,919	$-	$-	$(28,494,590)	$(926,320)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Verus International, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended
	October 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,389,850)	$(2,824,292)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of issuance costs	21,355	-
Depreciation and amortization	68,136	-
Beneficial conversion feature for conversion of convertible debt to Common Stock	143,942	-
Initial derivative liability expense	225,115	-
Amortization of debt discount	839,876	17,735
Share based compensation	3,380,469	299,635
Gain on extinguishment of debt	(2,700,737)	-
Gain on convertible notes settlement	(681,945)	-
Loss on spin-off of real estate segment	-	12,261
Legal settlement settled in shares	-	330,180
Legal settlement to be settled in shares	-	456,090
Default principal increase on convertible notes payable	-	938,100
Gain on NestBuilder settlement	-	(116,137)
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,618,016)	(433,553)
(Increase) decrease in inventory	(507,926)	250,599
Increase in prepaid expenses	(53,337)	(12,412)
Decrease in other assets	-	7,992
Increase in accounts payable and accrued expenses	2,066,054	358,236
Decrease in due to officer	(31,500)	-
Net cash used in operating activities of continuing operations	(2,238,364)	(715,566)
Net cash used in operating activities of discontinued operations	-	(354,733)
Net cash used in operating activities	(2,238,364)	(1,070,299)

Cash flows from investing activities:
Asset acquisition, net of cash acquired	(99,650)	-
Capital expenditures	(11,470)	(15,622)
Net cash used in investing activities of continuing operations	(111,120)	(15,622)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	3,270,000	908,250
Payments applied to convertible promissory notes	(1,577,172)	(118,000)
Proceeds from issuance of note payable	500,000	-
Proceeds from sale of common stock	500,000	-
Net cash provided by financing activities of continuing operations	2,692,828	790,250

Effect of exchange rate on cash and cash equivalents	-	72,924

Net increase (decrease) in cash	343,344	(222,747)
Cash at beginning of period	28,554	251,301

Cash at end of period	$371,898	$28,554

Supplemental disclosure:
Cash paid for interest	$97,734	$53,508

F-5

	For the years ended
	October 31,
	2019	2018
Supplemental disclosure of non-cash operating activities:
Settlement of accrued compensation through issuance of Series C Preferred Stock:
Value	$1,504	$-
Shares	295,801	-

Supplemental disclosure of non-cash investing and financing activities:
Acquisition price of french fry business customer contracts through relief of accounts receivable invoices	$544,630	$-
Initial recognition of relative fair value of warrant agreements as convertible promissory notes discount	$697,611	$-
Common Stock issued in exchange for note payable and conversion of convertible promissory notes
Value	$188,530	$801,935
Shares	607,162,591	1,244,233,615

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization and Nature of Business

Verus International, Inc., including its wholly-owned subsidiaries, are collectively referred to herein as “Verus,” “VRUS”, “Company,” “us,” or “we.”

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated a share exchange (the “Exchange Transaction”) with Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.), a Nevada corporation (“Monaker”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Monaker (“Attaché”) in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro, to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time. Upon the consummation of the transaction contemplated by the Share Purchase and Sale Agreement, the Purchaser obtained a broader license for product distribution. All liabilities of Gulf Agro remained with Gulf Agro.

Until July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our television media contracts division (Home Preview Channel /Extraordinary Vacation Homes); and (iii) our Real Estate Virtual Tour and Media group division (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of our programs was our proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and television. Once a home, personal or community video was created using our proprietary technology, it could be published to social media, emailed or distributed to multiple real estate websites, broadband or television for consumer viewing.

F-7

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

We entered into a Contribution and Spin-off Agreement with NestBuilder.com Corp. (“NestBuilder”) on October 27, 2017, as amended on January 28, 2018, whereby, effective as of August 1, 2018, we spun off our real estate division into NestBuilder. All of our stockholders as of July 2, 2018, the record date, which held their shares as of July 20, 2018, the ex-dividend date, received one share of NestBuilder common stock for each 900 shares of our Company owned. As a result of the spin-off of the real estate segment, all related assets and liabilities are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income (loss) from discontinued operations within the consolidated statements of operations and comprehensive income (loss).

Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, Inc., an international supplier of consumer food products, have been focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brands primarily to supermarkets, hotels, and other members of the wholesale trade. Initially, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical, and during 2018, we added cold-storage facilities and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff with the goal to create vertical farm-to-market operations. Verus has also begun to explore new consumer packaged goods (“CPG”) non-food categories, such as cosmetic and fragrances, for future product offerings.

We currently have a significant regional presence in the Middle East and North Africa (“MENA”) and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), with deep roots in the Gulf Cooperation Council (“GCC”) countries, which includes the United Arab Emirates, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. The Company’s long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia and Australia.

In addition to the foregoing, since our acquisition of Big League Foods, Inc. (“BLF”) during April 2019, pursuant to which we acquired a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections, we have been selling pint size ice cream in grocery store-type packaging and are exploring novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions under our frozen dessert product line. In addition, under our confections product line, we are selling gummi and chocolate candies. The MLB license covers all 30 MLB teams, and all of our current products pursuant to such license feature “home team” packaging that matches the fan base in each region.

Furthermore, during August 2019, we purchased all of the assets of a french fry business in the Middle East.

F-8

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Presentation

The consolidated financial statements for the years ended October 31, 2019 and 2018 include the operations of BLF effective April 25, 2019, Verus MENA effective May 1, 2018, Verus Foods, Inc. effective January 2017, and Gulf Agro Trading, LLC through April 30, 2018 (see Note 17). The historical operations of subsidiaries RealBiz 360 Enterprise (Canada), Inc., RealBiz 360, Inc., and its wholly-owned subsidiary, Webdigs, LLC, which includes the dormant wholly owned subsidiaries of Home Equity Advisors, LLC, and Credit Garage, LLC from the recapitalization date of October 9, 2012 are reported as discontinued operations for all periods presented through July 31, 2018 (see Note 16). All significant intercompany balances and transactions have been eliminated in the consolidation.

Reclassifications

Certain reclassifications of prior year amounts have been made to enhance comparability with the current year’s consolidated financial statements, including, but not limited to, presenting the spin-off of the real estate segment as discontinued operations for all periods presented and presentation of certain items within the consolidated statement of cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, valuations of inventory, finite-lived intangible assets, derivative liabilities, stock-based compensation, and the valuation reserve for income taxes.

Concentrations of Credit Risk

The Company’s food products accounts receivable, net and revenues as of and for the year ended October 31, 2019 were geographically concentrated with customers located in the GCC countries. In addition, significant concentrations existed with a limited number of customers. Approximately 42% of accounts receivable, net as of October 31, 2019 was concentrated with three customers and approximately 66% of revenues for the year ended October 31, 2019 were concentrated with six customers. Although the loss of one or more of our top customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition, such risks may be mitigated by our access to credit insurance programs.

The Company purchases substantially all of its food products from a limited number of regions around the world or from a limited number of suppliers. Increases in the prices of the food products which we purchase could adversely affect our operating results if we are unable to offset the effect of these increased costs through price increases, and we can provide no assurance that we will be able to pass along such increased costs to our customers. Furthermore, if we cannot obtain sufficient food products or our suppliers cease to be available to us, we could experience shortages in our food products or be unable to meet our commitments to customers. Alternative sources of food products, if available, may be more expensive. For periods in which the prices are declining, the Company may be required to write down its inventory carrying cost which, depending on the extent of the differences between market price and carrying cost, could have a material adverse effect on the Company’s consolidated results of operations and financial position.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at October 31, 2019 or October 31, 2018.

F-9

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketable securities

During January 2018, as part of the legal settlement with Monaker, NestBuilder received Monaker common shares valued at $32,270, which were classified as “available for sale” securities until being spun-off on August 1, 2018 (see Note 16). These marketable securities were determined trading securities pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and any changes in value during the holding period until the spin-off were reflected in our statement of operations. There were no marketable securities at October 31, 2019 or October 31, 2018.

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events, and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. At October 31, 2019 and 2018, the Company determined there was no requirement for an allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of net realizable value, determined on the first-in, first-out basis, or cost. Net realizable value is based on estimated selling prices in the ordinary course of business less reasonably predictable costs of completion and transportation. Inventories consist of raw materials (film and packaging) and finished products. At October 31, 2019, raw materials and finished products inventory totaled $54,392 and $544,123, respectively. At October 31, 2018, all inventory was finished products inventory.

Intangible Assets

The Company amortizes its two intangible assets, a license with MLB, and certain acquired customer contracts, on a straight-line basis over the estimated useful lives of the assets.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service. The estimated useful lives range from 3 to 7 years based upon asset class. When an asset is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $3,835 for the year ended October 31, 2019. The Company did not incur depreciation expense for the year ended October 31, 2018.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, “Property, Plant, and Equipment”, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended October 31, 2019 and 2018, the Company did not impair any long-lived assets.

Fair Value of Financial Instruments

The Company measures its financial instruments in accordance with ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements.” ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

F-10

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue is derived from the sale of food and beverage products. The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 8).

Cost of Revenues

Cost of revenues represents the cost of the food products sold during the periods presented.

Shipping and Handling Costs

Shipping and handling costs for freight expense on goods shipped are included in cost of sales. Freight expense on goods shipped for the years ended October 31, 2019 and 2018 were $562,959 and $162,190, respectively.

Share-Based Compensation

The Company computes share based payments in accordance with ASC 718-10 “Compensation” (“ASC 718-10”). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. In March 2005, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options and warrants by using the Black-Scholes option pricing model.

F-11

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Instruments

The Company accounts for financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features in accordance with ASC topic 815, “Accounting for Derivative Instruments and Hedging Activities” as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (the “FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to expense over the life of the debt.

Foreign Currency

Assets and liabilities of non-U.S. subsidiaries, where the functional currency is not the U.S. dollar, have been translated at year-end exchange rates and profit and loss accounts have been translated using average exchange rates. Foreign currency translation gains and losses are included in the Consolidated Statements of Operations and Comprehensive Loss as a component of comprehensive loss. Assets and liabilities of an entity that are denominated in currencies other than an entity’s functional currency are re-measured into the functional currency using end of period exchange rates or historical rates, where applicable to certain balances. Gains and losses related to these re-measurements are recorded within the Consolidated Statements of Operations and Comprehensive Loss as a component of other income (expense).

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its October 31, 2019, 2018, 2017 and 2016 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the years ended October 31, 2019 and 2018.

F-12

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic and diluted EPS are computed using the same number of weighted average shares for the years ended October 31, 2019 and 2018 as we incurred a net loss for those periods. At October 31, 2019, there were outstanding warrants to purchase approximately 726 million shares of the Company’s common stock, approximately 88 million shares of the Company’s common stock issuable upon the conversion of series A and series C convertible preferred stock, and approximately 16 million shares of the Company’s common stock issuable upon the conversion of convertible notes payable which may dilute future EPS. At October 31, 2018, there were outstanding warrants to purchase approximately 124 million shares of the Company’s common stock, approximately 276 million shares of the Company’s common stock to be issued, and approximately 61 million shares of the Company’s common stock issuable upon the conversion of series A and series C convertible preferred stock which may dilute future EPS.

Recently Adopted Accounting Standards

Effective November 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted ASC 606 using the modified retrospective method, which did not have an impact on its consolidated financial statements. The Company determined the adoption of ASC 606 did not have a material impact on its consolidated financial statements. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. Refer to Note 8 for additional information regarding the Company’s adoption of ASC 606.

Effective November 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification on classifying a variety of activities within the statement of cash flows. The Company determined the adoption of ASU 2016-15 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which changes the presentation of restricted cash and cash equivalents on the statement of cash flows by including restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company determined the adoption of ASU 2016-18 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The Company determined the adoption of ASU 2017-01 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”), which clarifies and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation – Stock Compensation, to a change to the terms or conditions of a share-based payment award. The Company determined the adoption of ASU 2017-09 did not have a material impact on its consolidated financial statements.

Effective November 1, 2018, the Company adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities (“ASU 2017-12”), which provides new guidance about income statement classification and eliminates the requirement to separately measure and report hedge ineffectiveness. The Company determined the adoption of ASU 2017-12 did not have a material impact on its consolidated financial statements.

F-13

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards Not Yet Adopted

During February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for the Company on November 1, 2019, with early adoption permitted. The Company expects to adopt the new standard on its effective date. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. Upon adoption of the new standard on November 1, 2019, the Company expects to use the effective date as its date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before November 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company expects to elect the ‘package of practical expedients’, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of hindsight or the practical expedient pertaining to land easements; the latter not being applicable. The Company expects the adoption of this standard will not have a material impact on its consolidated financial statements. While the Company continues to assess all of the effects of adoption, the Company currently believes the most significant impact relates to the recognition of a new ROU asset and lease liability on its balance sheet for the Company’s office operating lease and providing significant new disclosures about its leasing activities. The Company does not expect a significant change in its leasing activities between now and adoption. Upon adoption, the Company currently expects to recognize an additional operating liability of approximately $191,000 with a corresponding ROU asset of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for the Company’s existing operating lease.

During August 2018, the FASB issued ASU 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of November 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of $2,389,850 and $2,824,292 and has used cash in operating activities of $2,238,364 and $1,070,299 for the years ended October 31, 2019 and 2018, respectively. As of October 31, 2019, the Company had a working capital deficit of $1,787,284, and an accumulated deficit of $28,494,590. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this report, without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months and to fund the growth of the food business, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

F-14

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 4: BUSINESS ACQUISITION

On October 30, 2019 (the “Closing Date”), the Company entered into a Contribution and Sale Agreement (the “Agreement”) with Nutribrands Holdings, LLC, a wholly-owned subsidiary of the Company (“Nutribrands Holdings”), South Enterprise, LLC (“South Enterprise”), the members of South Enterprise (the “SE Members”), Nutribrands, LTDA (“Nutribrands” and together with South Enterprise, the “Companies” and each individually, a “Company”) and the equity holders of Nutribrands (the “NB Equity Holders” and together with the SE Members, the “Sellers”) and Rodrigo Nogueira, solely in his capacity as the Seller’s representative. Pursuant to the terms of the Agreement, on the Closing Date, the Sellers contributed all of their limited liability interests and equity interests (collectively, the “Interests”) in South Enterprise and Nutribrands, respectively, to Nutribrands Holdings in exchange for 49% of the membership interests of Nutribrands Holdings (the “Nutribrands Holdings Membership Interests”). Pursuant to the terms of the Agreement, until the five year anniversary of the Closing Date, the Companies may request that Nutribrands Holdings make available, Working Capital (as defined in the Agreement) for Qualified Transactions (as defined in the Agreement). Of such Working Capital, $1 million may be used by the Sellers for certain transaction fees. Furthermore, the Company has agreed to provide certain Working Capital Financing (as defined in the Agreement) for Qualified Transactions, and to the extent that the Company does not provide such Working Capital Financing and fails to fund the Qualified Transactions, the Sellers shall have the right to terminate the Agreement and the Holdings LLC Agreement (as defined in the Agreement). Moreover, upon the expiration of the Measurement Period (as defined the Agreement), if the Companies fail to meet or exceed the Projections (as defined in the Agreement) with respect to the end of the Measurement Period, Nutribrands Holdings shall have the right to redeem or the Company shall have the right to acquire, and the Sellers shall have the obligation to transfer, pursuant to the Holdings LLC Agreement, the Nutribrands Holdings Membership Interests having an aggregate value (based on the value assigned to such interests on the Closing Date) equal to the amount of the shortfall of the actual revenue of the Company for the trailing 12 month period ending on the fifth anniversary of the Closing Date and the projected revenue for such trailing 12 month period included in the Projections. Furthermore, pursuant to the Agreement, beginning one year after the Closing Date, until the five-year anniversary thereof, the Sellers shall have the opportunity to receive an annual dividend of up to $4.5 million per year based upon the cumulative consolidated financial performance of the Companies; provided, however, such dividend shall not exceed an aggregate of $18 million.

Subsequent to the Closing Date, as a result of the Company and Sellers inability to agree upon advancement of Nutribrands’ business operations, effective March 31, 2020, the Company and Sellers entered into a Termination and Release Agreement (“Termination Agreement”) pursuant to which, among other things, (i) all agreements between the parties (including the October 30, 2019 Amended and Restated Operating Agreement of Nutribrands International, LLC and the Agreement and all related ancillary agreements) were terminated (the “Released Transactions”) and (ii) the parties released each other from any and all obligations whatsoever arising from the Released Transactions, subject to certain exceptions. Accordingly, the Company concluded that no business combination occurred on October 30, 2019, as the Company never obtained control over Nutribrands as it did not have control over management nor could it agree with the management of Nutribrands to advance the business and operate pursuant to the terms of the Agreement. Therefore, in accordance with ASC topic 855, “Subsequent Events”, this Termination Agreement was considered a Type 1 subsequent event and therefore no financial information related to this transaction has been included in the Company’s consolidated financial statements as of and for the year ended October 31, 2019.

NOTE 5: ASSET ACQUISITIONS

Big League Foods, Inc.

On April 25, 2019, the Company entered into a stock purchase agreement with BLF and James Wheeler, the sole stockholder of BLF. Pursuant to the terms of the stock purchase agreement, on the closing date, the Seller sold all of BLF’s outstanding capital stock, or 1,500 shares of common stock to the Company. On the closing date, the Company paid the Seller $50,000 net of the aggregate amount of any pre-closing liabilities or obligations of BLF (other than the Assumed Company Obligations (as defined in the stock purchase agreement)) and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. Within ten business days from the date upon which the Company delivers its first invoice for the Product (as defined in the stock purchase agreement) to a customer, the Company will pay the Seller an additional $50,000 net of the Aggregate Liabilities (as defined in the stock purchase agreement) and the applicable payees thereof, the aggregate amount of the Assumed Company Obligations. During August 2019, the additional $50,000 was paid to the Seller.

In addition, the Company will pay the Seller earnout payments in an amount not to exceed $5 million during the period commencing on the closing date through the quarter including December 31, 2022 (the “Earn Out Period”). During the Earnout Period the Seller will be entitled to receive a payment for each fiscal quarter based on the difference of the Operating Income (as defined in the stock purchase agreement) minus the Earnout Commission (as defined in the stock purchase agreement) (the “Difference”). If the Difference is a positive number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall equal the amount of the Earnout Commission. If the Difference is equal to zero or a negative number for the applicable fiscal quarter, the Earnout Payment for such fiscal quarter shall be equal to the Operating Income. During the Earnout Period, the Seller will be entitled to receive any portion of the Earnout Commission that was excluded from any prior Earnout Payment based on the Difference in the applicable fiscal quarter being a negative number (the “Catch-Up Payment”); provided, however, no Catch-up Payment will be payable following the date on which the final Earnout Payment is made for the last fiscal quarter in the Earnout Period.

F-15

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 5: ASSET ACQUISITIONS (continued)

Upon the closing of such acquisition, BLF became the Company’s wholly-owned subsidiary and the Company acquired a license with MLB to sell MLB-branded frozen dessert products and confections. The license covers all 30 MLB teams.

The transaction was accounted for as an asset acquisition, with substantially all of the purchase consideration allocated to the license (see Note 6).

French Fry Business

On August 30, 2019, the Company entered into an asset purchase agreement with a certain seller (“Seller”) pursuant to which, on September 6, 2019, the Company acquired all of the assets of the Seller’s french fry business (the “Acquired Assets”) in consideration for $544,477 (2,000,000 United Arab Emirates Dirham) in cash, plus assumption of certain liabilities. The purchase price was satisfied by relieving the Seller of certain accounts receivable invoices which totaled the purchase price and were outstanding and due to the Company.

The transaction was accounted for as an asset acquisition, with all of the purchase consideration allocated to the customer contracts which provide the Company the right to earn revenue under the related terms (see Note 6).

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets, net, consist of two intangible assets, a license (the “License”) with MLB and certain acquired customer contracts.

MLB License

The MLB License allows us to sell MLB-branded frozen dessert products and confections. The License was acquired as part of the April 25, 2019 stock purchase agreement (see Note 5) pursuant to which the Company purchased all of the outstanding capital stock of BLF. The transaction was accounted for as an asset acquisition, with substantially all of the purchase consideration allocated to the License.

The purchase consideration to acquire the License totals $5,357,377, which consists of $50,000 cash paid subsequent to closing, $257,377 of accrued MLB License royalty fees that were assumed by the Company upon acquisition of the License (net of cash acquired of $350), and $5,050,000 cash that is contingently payable over time, through December 31, 2022, based on the future sales of MLB-branded products (see Note 14). The contingent consideration is recognized as an increase to the carrying amount of the License intangible asset when the payment becomes probable and estimable, net of any catch-up for amortization expense.

Acquired Customer Contracts

The acquired customer contracts were purchased for $544,477 (2,000,000 United Arab Emirates Dirham) from a third-party frozen foods vendor on September 6, 2019, giving the Company the right to earn revenue under the terms of the acquired customer contracts.

The net carrying amount of the intangible assets are as follows:

	Estimated
October 31,	Useful Lives	2019	2018
Intangible assets:
MLB license	32 months	$357,027	$-
Customer contracts	7 years	544,630	-
Accumulated amortization		(63,950)	-
Intangible assets, net		$837,707	$-

F-16

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 6: INTANGIBLE ASSETS, NET (continued)

Amortization expense included in cost of revenue for the year ended October 31, 2019 was $63,950. There was no amortization expense during the year ended October 31, 2018.

Annual amortization expense related to the existing net carrying amount of the intangible assets for the next five years is expected to be as follows:

Fiscal year 2020	$226,201
Fiscal year 2021	$212,931
Fiscal year 2022	$100,325
Fiscal year 2023	$77,804
Fiscal year 2024	$77,804

Note 7: Property and Equipment

At October 31, 2019 and 2018, the Company’s property and equipment are as follows:

	Estimated
October 31,	Useful Lives	2019	2018
Computer equipment	3 years	$86,974	$98,341
Furniture and fixtures	7 years	13,213	-
Production assets	3 years	9,624	-
Accumulated depreciation		(86,554)	(82,719)
		$23,257	$15,622

The Company has recorded $3,835 and $0 of depreciation expense for the years ended October 31, 2019 and 2018, respectively. There was no property and equipment impairments recorded for the years ended October 31, 2019 and 2018.

NOTE 8: REVENUE

The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

The adoption of ASC 606 resulted in no impact to the individual financial statement line items of the Company’s Consolidated Statements of Operations during the year ended October 31, 2019.

Information about the Company’s revenue by country is as follows:

Year Ended October 31,	2019	2018
United Arab Emirates	$9,326,205	$3,686,471
Kingdom of Saudi Arabia	1,891,059	710,580
Bahrain	1,202,282	827,997
Oman	1,140,116	576,989
United States	51,439	-
Net revenue	$13,611,101	$5,802,037

F-17

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 9: DEBT

Convertible Notes Payable

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to expense over the life of the debt.

On February 8, 2019, the Company entered into a securities purchase agreement, as amended on May 30, 2019, with an accredited investor (the “First Investor”), whereby the Company sold an 8% convertible promissory note in the original principal amount of $1,250,000 (the “First Note”) and a three-year warrant to purchase up to 925,925,925 shares (the “First Warrant”) of the Company’s common stock. The Company allocated a value of $573,389 to the First Warrant based upon a relative fair value methodology. The First Note converts at 90% of the lowest sale price during the 30 trading days prior to conversion. Due to certain ratchet provisions contained in the First Note, the Company accounted for this conversion feature as a derivative liability. Accordingly, the Company recorded a derivative liability of $842,676 and a debt discount of $676,611 and began amortizing the debt discount over the related term of the First Note. On March 6, 2019, the Company received a conversion notice from the First Investor, pursuant to which the principal amount of the First Note together with interest accrued thereon was to convert into shares of the Company’s common stock. As of March 6, 2019, the date the Company received the conversion notice, the Company did not have sufficient available shares of common stock to issue and therefore recorded the value of such shares at such date as shares to be issued within the Consolidated Balance Sheets. On May 30, 2019, the Company and the First Investor entered into a letter agreement pursuant to which the conversion price of the First Note was amended to a fixed conversion price of $0.0025 per share and the First Warrant was amended such that it was exercisable for 500,000,000 shares of the Company’s common stock at an exercise price of $0.0025 per share. On June 4, 2019, the Company issued the 512,333,333 shares of its common stock to the First Investor. In connection with the securities purchase agreement, the Company entered into a Registration Rights Agreement with the First Investor, as amended, pursuant to which the Company was required to file a Registration Statement (the “Registration Statement”) covering the resale of the shares of common stock underlying the First Note and the First Warrant.

On February 11, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Second Investor”), whereby the Company sold an 8% convertible promissory note in the original principal amount of $200,000 (the “Second Note” and together with the First Note, the “Notes”) and a three-year warrant to purchase up to 148,148,148 shares (the “Second Warrant” and together with the First Warrant, the “Warrants”) of the Company’s common stock. The Company allocated a value of $124,222 to the Second Warrant based upon a relative fair value methodology. The Second Note converts at 90% of the lowest sale price during the 30 trading days prior to conversion. Due to certain ratchet provisions contained in the Second Note, the Company accounted for this conversion feature as a derivative liability. Accordingly, the Company recorded a derivative liability of $134,828 and a debt discount of $75,778 and began amortizing the debt discount over the related term of the Second Note. On March 6, 2019, the Company received a conversion notice from the Second Investor, pursuant to which the principal amount of the Second Note together with interest accrued thereon was to convert into shares of the Company’s common stock. As of March 6, 2019, the date the Company received the conversion notice, the Company did not have sufficient available shares of common stock to issue and therefore recorded the value of such shares at such date as shares to be issued within the Consolidated Balance Sheets. On May 30, 2019, the Company and the Second Investor entered into a letter agreement pursuant to which, among other things, the conversion price of the Second Note was amended to a fixed conversion price of $0.0025 per share and the Second Warrant was amended such that it was exercisable for 80,000,000 shares of the Company’s common stock at an exercise price of $0.0025 per share. On June 4, 2019, the Company issued the 81,920,000 shares of its common stock to the Second Investor. In connection with the securities purchase agreement, the Company entered into a Registration Rights Agreement, as amended, with the Second Investor pursuant to which the Company was required to file the Registration Statement covering the resale of the shares of common stock underlying the Second Note and the Second Warrant.

The Company initially filed the Registration Statement with the SEC on June 7, 2019 which Registration Statement was declared effective by the SEC on August 7, 2019.

Upon conversions of the Notes together with interest accrued thereon, and amendments of the Warrants, the related derivative liabilities and debt discounts were eliminated and the Company recorded a net gain on extinguishment of debt of $2,700,737, which is recorded within the Consolidated Statements of Operations.

On February 8, 2019, the Company used a portion of the proceeds it received from the First Investor to pay off all convertible note holders at an aggregate amount less than the total amount due, which consisted of the principal amount of the notes, accrued interest, and penalties consisting of default principal and interest. The aggregate payment of $1,118,049 paid all convertible note holders in full and resulted in a gain on extinguishment of debt of $681,945.

F-18

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 9: DEBT (continued)

On April 25, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Third Investor”) pursuant to which the Company issued and sold a convertible note in the principal amount of $600,000 (including a $90,000 original issuance discount). The note matures on November 12, 2019, bears interest at a rate of 5% per annum (increasing to 24% per annum upon the occurrence of an event of default) and is convertible into shares of the Company’s common stock at a conversion price of $0.10 per share, subject to adjustment. The note may be prepaid by the Company at any time without penalty. On September 17, 2019, the Company entered into Amendment #1 to the note amending the conversion price to $0.011844 per share and recognized a beneficial conversion feature of $143,942 based upon the intrinsic value of the conversion option as a discount of the convertible note, which will be amortized to interest expense through the maturity date. On September 18, 2019, $150,000 of the outstanding principal and $2,897 of accrued interest was converted into an aggregate of 12,909,528 shares of the Company’s common stock. On September 25, 2019, the Company paid off the outstanding balance of $459,123, consisting of $450,000 of principal and $9,123 of accrued interest.

On July 1, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Fourth Investor”) pursuant to which the Company issued and sold a convertible note in the principal amount of $605,000 (including a $90,000 original issuance discount). The note matures on July 1, 2020, bears interest at a rate of 4% per annum (increasing to 24% per annum upon the occurrence of an event of default) and is convertible into shares of the Company’s common stock at a conversion price of $0.10 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the 180th day after the issuance date, subject to certain prepayment penalties.

On September 17, 2019, the Company entered into securities purchase agreements with accredited investors (the “Investors”) pursuant to which the Company issued and sold convertible promissory notes in the aggregate principal amount of $660,000 (including an aggregate of $110,000 in original issuance discounts). The notes mature on September 17, 2020, bear interest at a rate of 4% per annum (increasing to 24% per annum upon the occurrence of an event of default) and are convertible into shares of the Company’s common stock at a conversion price of $0.10 per share, subject to adjustment. The notes may be prepaid by the Company at any time prior to the 180th day after the issuance date, subject to certain prepayment penalties.

On October 2, 2019, the Company entered into a securities purchase agreement with an accredited investor (the “Seventh Investor”) pursuant to which the Company issued and sold a convertible note in the principal amount of $345,000 (including a $45,000 original issuance discount). The note matures on April 15, 2020, bears interest at a rate of 6% per annum (increasing to 24% per annum upon the occurrence of an event of default) and is convertible into shares of the Company’s common stock at a conversion price of $0.10 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the 180th day after the issuance date, subject to certain prepayment penalties.

At October 31, 2019 and October 31, 2018, there was $1,378,855 and $1,497,126 of convertible notes payable outstanding, net of discounts of $231,146 and $4,765, respectively.

During the years ended October 31, 2019 and 2018, amortization of debt discount amounted to $839,876 and $17,735, respectively.

During the year ended October 31, 2019, $1,638,531 of convertible notes, including accrued interest, were converted into shares of the Company’s common stock and there were payments of an aggregate of $1,577,172 toward the outstanding balances of convertible notes.

At October 31, 2019, the Company was in compliance with the terms of the outstanding convertible notes.

Note Payable

In connection with the closing of the transactions contemplated by the securities purchase agreement entered into with the First Investor, the Company entered into Amendment No. 1 dated January 26, 2019 to the promissory note (the “Monaco Note”) issued in favor of the Donald P. Monaco Insurance Trust on January 26, 2018 in the principal amount of $530,000, with an annual interest rate of 12%, whereby (i) the maturity date of the Monaco Note was extended to January 26, 2020 and (ii) the Company agreed to use its best efforts to prepay the unpaid principal amount of the Monaco Note together with all accrued but unpaid interest thereon on or prior to March 31, 2019.

Subsequently, the Company entered into Amendment No. 2 dated February 8, 2019 to the Monaco Note whereby the maturity date of the Monaco Note was extended to November 8, 2019.

At October 31, 2019, the Company was in compliance with the terms of the Monaco Note. Subsequent to October 31, 2019, upon maturity, as the Company was not able to pay the balance due, the interest rate immediately increased to 18% per annum and the note holder agreed to only impose the default interest rate and not proceed with any other default remedies currently available. The Company expects to repay the Monaco Note in full as quickly as possible based upon its available capital.

F-19

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 9: DEBT (continued)

Revolving Credit Agreement

On July 31, 2019, the Company entered into a secured, $500,000 revolving credit agreement (“Credit Facility”). Borrowings under the Credit Facility may be used to fund working capital needs and bear interest at a one-month LIBOR-based rate plus 300 basis-points (4.80% at October 31, 2019). The Company’s performance and payment obligations under the Credit Facility are guaranteed by substantially all of its assets. The structure of this Credit Facility is a note payable with a revolving credit line feature with a mutual termination provision instead of a stated maturity date. The outstanding balance under the Credit Facility may be prepaid at any time without premium or penalty. Additionally, the Credit Facility contains customary events of default and remedies upon an event of default, including the acceleration of repayment of outstanding amounts under the Credit Facility.

At October 31, 2019, $500,000 was outstanding under the Credit Facility. The Credit Facility contains customary affirmative and negative covenants, including a borrowing base requirement upon each request for an advance from the Credit Facility. The Company was in compliance with all covenants at October 31, 2019.

NOTE 10: STOCKHOLDERS’ DEFICIT

The total number of shares of all classes of stock that the Company shall have the authority to issue is 7,625,000,000 shares consisting of 7,500,000,000 shares of common stock with a $0.000001 par value per share of which 2,305,778,511 are outstanding at October 31, 2019 and 125,000,000 shares of preferred stock, par value $0.000001 per share of which (A) 120,000,000 shares have been designated as Series A Convertible Preferred of which 44,570,101 are outstanding at October 31, 2019, (B) 1,000,000 shares have been designated as Series B Convertible Preferred Stock, of which no shares are outstanding at October 31, 2019 and (C) 1,000,000 have been designated as Series C Convertible Preferred Stock, of which 430,801 shares are outstanding at October 31, 2019.

On January 11, 2019, stockholders holding a majority of the voting power of the Company’s issued and outstanding shares of voting stock, executed a written consent approving 1) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of common stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the common stock and preferred stock to $0.000001 from $0.001 per share; and 2) granting discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of common stock of the Company, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-400 (the “Reverse Stock Split”), provided that, (X) that the Company may not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-400, and (Y) any Reverse Stock Split may not be completed later than January 11, 2020. On April 16, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized common stock from 1,500,000,000 shares to 7,500,000,000 shares and to decrease the par value of its common stock and preferred stock from $0.001 per share to $0.000001 per share. As of October 31, 2019, the Company has not effectuated any Reverse Stock Split.

Common Stock

During the year ended October 31, 2019, the Company:

●	issued 152,029,899 shares of its common stock to satisfy the settlement agreement by and among the Company, Monaker, American Stock Transfer & Trust Company, LLC and NestBuilder that was executed on or about December 22, 2017.

●	entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued 41,666,666 shares of its common stock for aggregate gross proceeds of $500,000.

●	entered into a letter agreement with the First Investor, pursuant to which the principal amount of the First Note together with interest accrued thereon was converted into an aggregate of 512,333,333 shares of the Company’s common stock at a fixed conversion price of $0.0025 per share and the First Warrant was amended such that the First Warrant is exercisable for 500,000,000 shares of the Company’s common stock at a fixed exercise price of $0.0025 per share. The Company issued the 512,333,333 shares of its common stock on June 4, 2019 (see Note 9).

●	entered into a letter agreement with the Second Investor, pursuant to which the principal amount of the Second Note together with interest accrued thereon was converted into an aggregate of 81,920,000 shares of the Company’s common stock at a fixed conversion price of $0.0025 per share and the Second Warrant was amended such that the Second Warrant is exercisable for 80,000,000 shares of the Company’s common stock at a fixed exercise price of $0.0025 per share. The Company issued the 81,920,000 shares of its common stock on June 4, 2019 (see Note 9).

F-20

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 10: STOCKHOLDERS’ DEFICIT (continued)

●	granted 30,000,000 shares of its common stock to Christopher Cutchens, the Company’s Chief Financial Officer. The common stock will vest 25% on the six month, 1 year, 2 year, and 3 year anniversaries of the grant date. The Company recorded $143,750 of stock-based compensation expense during the year ended October 31, 2019, related to this common stock grant.

●	issued 2,419,355 shares of its common stock to satisfy a former employee’s exercise of 3,000,000 warrants on a cashless basis.

●	issued 12,909,258 shares of its common stock valued at $152,897 as repayment for outstanding principal and interest on a convertible promissory note as requested by the note holder according to contractual terms.

During the year ended October 31, 2018, the Company:

●	issued 1,244,233,615 shares of its common stock valued at $801,936 as repayment for outstanding principal and interest on convertible promissory notes as requested by the note holders according to contractual terms.

●	issued 44,470,101 shares of its Series A Convertible Preferred Stock and 10,559,890 shares of its common stock valued at $330,180 as a result of the Monaker litigation settlement.

●	retired 4,163,315 shares of its common stock as a result of the NestBuilder spin-off transaction.

●	committed to issue 152,029,899 shares of its common stock valued at $456,090 as a result of an additional settlement with Monaker.

●	issued warrants to purchase 117,055,586 shares of its common stock valued at $299,635 under the provisions of the employment agreement of the Company’s Chief Executive Officer.

●	issued 1,244,233,615 shares of its common stock to the holders of convertible notes with aggregate outstanding principal and accrued interest balances of $801,935.

Common Stock Warrants

During February 2019, the Company entered into securities purchase agreements with the First and Second Investor, whereby the Company sold the First and Second Notes and First and Second Warrants, respectively. The Company allocated a value of $697,611 to the First and Second Warrants based upon a relative fair value methodology (see Note 9).

Additionally, under the provisions of the employment agreement with its Chief Executive Officer, the Company is committed to issue warrants to purchase shares of its common stock as follows:

●	for each $1 million in revenue generated by the Company, a warrant to purchase 7,500,000 shares of the Company’s common stock will be granted, until such time as the Chief Executive Officer owns 20% of the then-outstanding shares of common stock.

●	at the beginning of each calendar year, a warrant to acquire 3% of the Company’s outstanding common stock will be granted.

All warrants to purchase shares of the Company’s common stock that are granted under the provisions of the Chief Executive Officer’s employment agreement are immediately vested upon being earned.

At October 31, 2019, the Company was committed to issue warrants to purchase 142,500,000 shares of its common stock under the provisions of the employment agreement of its Chief Executive Officer. The fair value of these warrants was $2,515,794 and was recognized as an operating expense within the consolidated statements of operations.

At October 31, 2019, there were warrants to purchase up to 725,705,000 shares of the Company’s common stock outstanding which may dilute future EPS.

At October 31, 2019, there remained warrants to purchase approximately 394,000,000 shares of the Company’s common stock, to be issued if earned, under the provisions of the Chief Executive Officer’s employment agreement, which would increase such ownership percentage of the Company’s common stock to the 20% limit.

F-21

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 10: STOCKHOLDERS’ DEFICIT (continued)

The Company estimates the fair value of each award on the date of grant using a Black-Scholes option valuation model that uses assumptions for warrants earned during the years ended October 31, 2019 and 2018. Since Black-Scholes option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the Company’s stock. The Company uses historical data to estimate award exercise and employee termination within the valuation model, whereby separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of granted awards is derived from the output of the option valuation model and represents the period of time that granted awards are expected to be outstanding. The risk-free rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant. The following assumptions were utilized during the years ended October 31, 2019 and 2018:

	2019	2018
Expected volatility	0.20% - 486.01%	1.45% - 6.30%
Weighted-average volatility	50.14%	3.52%
Expected dividends	0%	0%
Expected term (in years)	0.5	1.0
Risk-free rate	1.46% - 2.60%	1.09% - 2.67%

The following table sets forth common share purchase warrants outstanding as of October 31, 2019:

		Weighted
		Average
		Exercise	Intrinsic
	Warrants	Price	Value
Outstanding, October 31, 2018	123,761,716	$0.007	$-
Warrants granted and issued	1,796,574,073	$0.001	$-
Warrants exercised	(3,000,000)	$(0.006)	$-
Warrants exchanged	(1,191,630,789)	$(0.002)	$-
Outstanding, October 31, 2019	725,705,000	$0.003	$-

Common stock issuable upon exercise of warrants	725,705,000	$0.003	$-

F-22

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 10: STOCKHOLDERS’ DEFICIT (continued)

				Common Stock Issuable
	Common Stock Issuable Upon Exercise of			Upon Warrants
	Warrants Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding	Remaining	Average	Exercisable	Average
Exercise	at October 31,	Contractual	Exercise	at October 31,	Exercise
Prices	2019	Life (Years)	Price	2019	Price
$0.0025	580,000,000	2.35	$0.0025	580,000,000	$0.0025
$0.0060	142,500,000	0.79	$0.0060	142,500,000	$0.0060
$0.0250	1,000,000	0.17	$0.0250	1,000,000	$0.0250
$0.0500	1,000,000	1.17	$0.0500	1,000,000	$0.0500
$0.1000	1,205,000	0.35	$0.1000	1,205,000	$0.1000
	725,705,000	1.99	$0.0034	725,705,000	$0.0034

The following table sets forth common share purchase warrants outstanding as of October 31, 2018:

		Weighted
		Average
		Exercise	Intrinsic
	Warrants	Price	Value
Outstanding, October 31, 2017	17,786,467	$0.016	$-
Warrants granted and issued	105,975,249	$0.006	$-
Warrants forfeited	-	$-	$-
Outstanding, October 31, 2018	123,761,716	$0.007	$-

Common stock issuable upon exercise of warrants	123,761,716	$0.007	$-

				Common Stock Issuable
	Common Stock Issuable Upon Exercise of			Upon Warrants
	Warrants Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding	Remaining	Average	Exercisable	Average
Exercise	at October 31,	Contractual	Exercise	at October 31,	Exercise
Prices	2018	Life (Years)	Price	2018	Price
$0.006	120,556,716	0.98	$0.006	120,556,716	$0.006
$0.025	1,000,000	1.17	$0.025	1,000,000	$0.025
$0.050	1,000,000	0.47	$0.050	1,000,000	$0.050
$0.100	1,205,000	1.35	$0.100	1,205,000	$0.100
	123,761,716	0.98	$0.007	123,761,716	$0.007

F-23

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 10: STOCKHOLDERS’ DEFICIT (continued)

Series A Convertible Preferred Stock

On October 14, 2014, the Company filed a certificate of amendment to its Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock with the Delaware Secretary of State pursuant to the July 31, 2014 Board of Directors approval to increase the Series A Convertible Preferred A shares from 100,000,000 shares to 120,000,000 shares. The Series A Convertible Preferred Stock was issued at $0.001 par value and bear dividends at a rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Convertible Preferred Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, the Company delivers written notice to the holder. Each 20 shares of Series A Convertible Preferred Stock is convertible at the option of the holder thereof at any time into one share of Common Stock. Each holder of Series A Convertible Preferred Stock shall be entitled to one vote for each whole share of common stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a “liquidation event”), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the “net assets available for distribution”). The holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Convertible Preferred Stock or to the Common Stock, an amount for each share of Series A Convertible Preferred Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the “Series A Liquidation Amount”).

On February 8, 2019, the Company filed a Second Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Second Amended and Restated Series ACOD”), as amended on April 9, 2019 with the Delaware Secretary of State. Pursuant to the Second Amended and Restated Series A COD, the Company designated 120,000,000 shares as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible at any time at the option of the holder into such number of shares of the Company’s common stock determined by dividing the Series A Conversion Price divided by the Series A Stated Value. The “Series A Conversion Price” is $1.00 per share, subject to adjustment, and the “Series A Stated Value is $1.00 per share. Each share of Series A Preferred Stock shall be entitled to vote such number of shares into which the Series A Preferred Stock are convertible into. In addition, from the date the Company issued the First Note until such time that no shares of Series A Preferred Stock are outstanding, each holder of Series A Preferred Stock shall have the right to participate in any subsequent financings of the Company in an amount equal to up to 50% of such financing. In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a “Liquidation Event”), the board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the “Net Assets Available for Distribution”). The holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the Net Assets Available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Preferred Stock or to the common stock, an amount for each share of Series A Preferred Stock equal to the Series A Stated Value.

There were no accrued or declared preferred stock dividends on the outstanding preferred shares at October 31, 2018.

On March 25, 2019, the Company entered into an inducement agreement (the “Inducement Agreement”) effective as of February 8, 2019, pursuant to which the Company issued Monaker 152,029,899 shares of its common stock as an inducement to remove certain anti-dilution provisions contained in the Series A Preferred Stock Certificate of Designation in connection with the offering to the First Investor of the First Note and the First Warrant. At October 31, 2018, the value of the 152,029,899 shares of common stock was $456,090 and was recorded as shares to be issued within our Consolidated Statement of Changes in Stockholders’ Deficit.

At October 31, 2019 and 2018, there were 44,570,101 shares of Series A Convertible Preferred Stock outstanding.

Series B Convertible Preferred Stock

On July 31, 2014, the Company’s Board of Directors approved the creation of a new Series B Convertible Preferred Stock and on October 14, 2014 the Company filed a Certificate of Designation of Series B Convertible Preferred Stock with the Delaware Secretary of State designating 1,000,000 shares, par value of $0.001 per share, as Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock have a stated value of $5.00 per share (the “Series B Stated Value”). The Series B Convertible Preferred Stock accrue dividends at a rate of 10% per annum on the Series B Stated Value of such shares of the Series B Convertible Preferred Stock. Dividends accrue whether or not they have been declared by the board of directors. At the election of the Company, it may satisfy its obligations to pay dividends on the Series B Convertible Preferred Stock by issuing shares of common stock to the holders of Series B Convertible Preferred Stock on a uniform and prorated basis. Each share of Series B Convertible Preferred Stock is convertible at the option of the holder thereof at any time into a number of shares of common stock determined by dividing the Series B Stated Value by the conversion price then in effect. The conversion price for the Series B Convertible Preferred Stock is equal to $0.05 per share, subject to adjustment. Each holder of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to 200 votes for each shares of Series B Convertible Preferred Stock held by them.

F-24

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 10: STOCKHOLDERS’ DEFICIT (continued)

Upon the occurrence of a Liquidation Event, the board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the Net Assets Available for Distribution. The holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the Net Assets Available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series B Convertible Preferred Stock or to the common stock, an amount for each share of Series B Convertible Preferred Stock equal to all accrued and unpaid preferred dividends plus the Series B Stated Value.

As of October 31, 2019 and 2018, there were no shares of Series B Convertible Preferred Stock outstanding.

Series C Convertible Preferred Stock

On May 5, 2015, the Company filed a Certificate of Designation of Series C Convertible Preferred Stock (the “Series C COD”) with the Delaware Secretary of State. Pursuant to the Series C COD, the Company designated 1,000,000 shares as Series C Convertible Preferred Stock (the “Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible at any time at the option of the holder into such number of shares of the Company’s common stock determined by dividing the Series C Stated Value by the Series C Conversion Price. The “Series C Stated Value” means $5.00 per share, and the “Series C Conversion Price” means $0.05 per share, subject to adjustment.

Each share of Series C Preferred Stock shall be entitled to vote such number of shares equal to 100 votes for each share of common stock into which the Series C Preferred Stock is then convertible into. Shares of Series C Preferred Stock shall accrue dividends at a rate of 10% per annum on the Series C Stated Value which shall be payable when and if declared by the board of directors. Upon the occurrence of a Liquidation Event, the board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the Net Assets Available for Distribution. The holders of the Series C Convertible Preferred Stock then outstanding shall be entitled to be paid out of the Net Assets Available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series C Convertible Preferred Stock or to the common stock, an amount for each share of Series C Convertible Preferred Stock equal to all accrued and unpaid preferred dividends plus the Series C Stated Value.

On December 28, 2018, the Board of Directors awarded the Company’s Chief Executive Officer 295,801 shares of Series C Preferred Stock, in exchange for 117,556,716 of his warrants to acquire shares of common stock and a 501,130 share common stock bonus as approved by the Company’s Board of Directors related to the Company’s fiscal 2018 performance.

On April 26, 2019, a shareholder converted 25,000 shares of Series C Preferred Stock into an aggregate of 2,500,000 shares of the Company’s common stock.

At October 31, 2019 and 2018, there were 430,801 and 160,000 shares of Series C Convertible Preferred Stock outstanding, respectively.

NOTE 11: RELATED PARTY TRANSACTIONS

During the fiscal year ending October 31, 2019, there were no related party transactions to report.

At October 31, 2018, Anshu Bhatnagar, our Chief Executive Officer was due warrants to acquire 117,055,586 shares of common stock under the provisions of his employment agreement. Since there were no authorized shares of common stock available for issuance, on December 28, 2018, the Board of Directors awarded our Chief Executive Officer 294,545 shares of Series C Preferred Stock, in lieu of the warrants to acquire 117,055,586 shares of Common Stock due him, and inclusive of 501,130 shares of Common Stock related to an incentive bonus as approved by the Board of Directors. At October 31, 2018, the value of the 117,055,586 warrants to acquire shares of Common Stock was $299,635 and was recorded within our Consolidated Statement of Changes in Stockholders’ Deficit.

F-25

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 12: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted. Due to recurring losses, the Company’s tax provision for the years ended October 31, 2019 and 2018 was $0 and $0, respectively.

The provision for income taxes consisted of the following:

Year Ended October 31,	2019	2018
Deferred tax benefit (provision):
Federal	729,016	659,190
State, net of federal benefit	226,255	127,093
Effect of Canada tax and exchange rates	-	257,084
Nondeductible expenses	-	(90,961)
Change in valuation allowance	(955,271)	(952,406)
Income tax provision	$-	$-

The following table presents the difference between the effective tax rate and the U.S. federal statutory income tax rate:

Year Ended October 31,	2019	2018
U.S. federal statutory income tax rate	21.0%	21.0%
State taxes, net of federal benefit	7.0%	7.0%
Other	0.0%	0.0%
Effect of valuation allowance	(28.0)%	(28.0)%
Effective income tax rate	0.0%	0.0%

Deferred income taxes reflect the net tax effect of temporary difference between the carrying amounts of assets and liabilities. The significant components of the deferred income tax asset (liability) are as follows:

	October 31,
	2019	2018
Deferred tax assets (liabilities):
Net operating loss carryforwards (US)	1,312,249	2,594,497
Net operating loss carryforwards (Canada)	-	1,021,065
Deferred stock warrants	1,388,579	-
Other	17,075	-
Depreciation	(6,400)	-
Net deferred tax assets	2,711,503	3,615,562
Valuation allowance	(2,711,503)	(3,615,562)
Income tax provision	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance decreased by $904,059 and $361,043 during the fiscal years ended October 31, 2019 and 2018, respectively.

As of October 31, 2019 the Company has a total net operating loss carryforward of approximately $4,600,000. Net operating loss carryforwards generated before January 1, 2018 will expire through 2037. Under the Internal Revenue Code Section 382, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods. Effective December 22, 2017 a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%. The new bill reduced the blended tax rate for the Company from 39.5% to 27.5%. The change in blended tax rate reduced the 2018 net operating loss carry forward deferred tax assets by approximately $1,400,000.

F-26

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

Note 13: Segment reporting

Through July 31, 2018, the Company had two reportable segments: real estate and food products. On July 31, 2018, the real estate segment was spun-off into a separate public company, leaving the Company with only the food products segment (see Note 16).

NOTE 14: COMMITMENTS AND CONTINGENCIES

License Contingent Consideration

As described in Note 5, during April 2019 the Company acquired the License to sell MLB-branded frozen dessert products and confections as part of its acquisition of BLF. The consideration payable to the seller of BLF includes $5,050,000 of contingent consideration, of which $50,000 is due upon the initial sale of an MLB-branded product and of which $5,000,000 is to be paid over time, through December 31, 2022, based on future sales of MLB-branded products (the “Earnout”). The Earnout is payable on a quarterly basis at $1.00 per case sold for sales that have a minimum gross margin of 20% per case. The Earnout payable each quarter is limited in aggregate to the operating income of BLF; however, any amounts constrained due to this limit may be rolled forward to future periods and paid when there is sufficient excess operating income. The Company accrues for this contingent consideration when payment becomes both probable and estimable.

During August 2019, $50,000 of the License contingent consideration was paid to the seller of BLF as the initial sale of an MLB-branded product was achieved during July 2019. At October 31, 2019, the Company believes it is a reasonable possibility that the remaining maximum amount of $5,000,000 will be paid over the term of the arrangement.

F-27

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 14: COMMITMENTS AND CONTINGENCIES (continued)

Guaranteed Minimum Royalties

The Company is obligated to pay royalties to certain vendors for the sale of products that contain their intellectual property. These royalty fees are based on a percentage of sales of the underlying products and are included in cost of revenue. The royalties also include certain guaranteed minimum payments. As of October 31, 2019, the Company’s total expected future obligation related to these guaranteed minimum payments was $1,346,818, of which the Company expects to pay $478,485, $738,333 and $130,000 during the fiscal years ending October 31, 2020, 2021, and 2022, respectively. Amounts accrued at October 31, 2019 relating to these guaranteed minimum payments totaled $233,841 and are included in accounts payable and accrued expenses.

Operating Lease Obligation

The Company’s future fiscal year minimum lease payments for its corporate office operating lease are as follows:

2020	$90,610
2021	$93,329
2022	$15,746
Total	$199,685

Rent expense for the Company’s corporate office for the fiscal years ending October 31, 2019 and 2018 was $87,910 and $78,681, respectively.

NOTE 15: LITIGATION

RealBiz v. Monaker, Case No. 0:16-cv-61017-FAM. This matter was set for trial in March 2018. The Company had a pending Motion for Summary Judgment to be ruled on by the court before trial. The Company believes it was owed approximately $1.3 million from Monaker according to the companies’ prior audited financial statements that showed this debt due to the Company from Monaker. Monaker had countersued the Company and claims that Monaker’s financial statements were materially incorrect and needed to be restated, and that as a result of Monaker’s subsequent review of its financials the Company owed Monaker money.

Monaker v. RealBiz, Case No. 1:16-cv-24978-DLG. This case was set for trial in January 2018. This case stems from the Company’s adjustment to its books to reflect Monaker’s prior over issuance of the Company’s shares when the Company used the incorrect conversion ratio pursuant to the Company’s Series A Preferred Stock Amended Certificate of Designation (the “COD”) that was filed with the Secretary of State of Delaware in October 2014. Monaker argued that said COD, which was signed by Monaker’s current CEO when he was also the CEO for the Company includes a drafting error and should be disregarded by the court. Monaker seeks the return of the shares of Series A Preferred Stock that were cancelled after the Company’s adjustment after identifying the conversion ratio error in November 2016, or alternatively, monetary damages to account for Monaker’s share reduction.

On December 22, 2017, the foregoing litigation was settled with the issuance of 44,470,101 shares of the Company’s Series A Convertible Preferred Stock and 10,559,890 shares of the Company’s common stock to Monaker and a $100,000 payment to NestBuilder by Monaker. The settlement included an anti-dilution provision requiring the Company to issue additional shares of its preferred or common stock to Monaker to maintain Monaker’s ownership percentage as of the date of the settlement. On March 25, 2019, the Company entered into an inducement agreement (the “Inducement Agreement”) effective as of February 8, 2019, pursuant to which the Company agreed to issue Monaker 152,029,899 shares of its common stock as an inducement to remove certain anti-dilution provisions contained in the Series A Preferred Stock Certificate of Designation in connection with the Company’s offering of a convertible promissory note in the original principal amount of $1,250,000 and a three-year warrant to purchase up to 925,925,925 shares of the Company’s common stock. At October 31, 2018, the value of the 152,029,899 shares of common stock was $456,090 and was recorded as shares to be issued within our Consolidated Statement of Changes in Stockholders’ Deficit. On April 22, 2019, the 152,029,899 shares of common stock were issued to Monaker to satisfy the Inducement Agreement.

On January 29, 2018, additional litigation between the Company and NestBuilder was settled with the Company agreeing to pay NestBuilder $30,000 and NestBuilder agreeing to return to the Company 4,163,315 shares of the Company’s common stock.

On December 1, 2018, Mid-Atlantic CFO Advisory Services (“Mid-Atlantic”) commenced a lawsuit against Verus Foods, Inc. and Anshu Bhatnagar in the Fairfax Circuit Court, Case No. 2018-16824. This case stems from the Company’s use of Mid-Atlantic’s services for certain business transactions and the Company’s failure to pay for such services. On December 28, 2018, a Confirmation of Arbitration Award and Final Judgment Order was approved, awarding Mid-Atlantic an amount which included claimed services, attorney’s fees, arbitration costs and fees, and interest of 4% percent per annum from November 22, 2018. On October 30, 2019, the Company paid $205,300 and received a Final Judgment Order releasing Verus Foods, Inc. and Anshu Bhatnagar from all claims.

On April 4, 2019, Auctus Fund, LLC (“Auctus”) commenced a lawsuit against the Company in the United States District Court for the District of Massachusetts. On August 27, 2019 the Company filed a motion to dismiss this lawsuit. On September 30, 2019, Auctus responded by filing a First Amended Complaint. The Company then filed a second motion to dismiss on October 24, 2019. On February 25, 2020, the court issued a decision dismissing the securities laws and unjust enrichment and breach of fiduciary duty claims and retaining  the breach of contract, breach of covenant of good faith, fraud and deceit, and negligent misrepresentation-and the Massachusetts Consumer Protection Act claims. The Company filed its Answer to the complaint on March 10, 2020. The case remains pending in the District of Massachusetts. This case stems from a securities purchase agreement and convertible note issued in May 2017, a securities purchase agreement and convertible note issued in July 2018, the spin-off of the Company’s real estate division into NestBuilder including the issuance of shares of NestBuilder in the spin-off to the Company’s stockholders and an inducement agreement, release and payoff agreement executed by the parties in February 2019 whereby the Company settled the balance of outstanding amounts owed to Auctus in consideration for cash and shares of NestBuilder. Auctus has requested that the court grant it injunctive and equitable relief and specific performance with respect to the Company’s obligations; determine that the Company is liable for all damages, losses and costs and award Auctus actual losses sustained; award Auctus costs including, but not limited to, costs required to prosecute the action including attorneys’ fees; and punitive damages. The Company intends to continue to defend this matter and although the ultimate outcome cannot be predicted with certainty, based on the current information available, the Company does not believe the ultimate liability, if any, will have a material adverse effect on its financial condition or results of operations.

F-28

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 16: DISCONTINUED OPERATIONS

Through July 31, 2018, we operated a real estate segment which generated revenue from service fees (for video creation and production and website hosting (ReachFactor)) and product sales (Nestbuilder Agent 2.0 and Microvideo app). The real estate segment was formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes) division; and (iii) our Real Estate Virtual Tour and Media group (RealBiz 360). The assets of these divisions were used to create a new suite of real estate products and services that created stickiness through the utilization of video, social media and loyalty programs. At the core of our programs was our proprietary video creation technology which allowed for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provided video search, storage and marketing capabilities on multiple platform dynamics for web, mobile and TV. Once a home, personal or community video was created using our proprietary technology, it could be published to social media, email or distributed to multiple real estate websites, broadband or television for consumer viewing.

As a result of the spin-off of our real estate segment, all related assets and liabilities for periods prior to August 1, 2018 are disclosed net as current assets and current liabilities within the consolidated balance sheets, and all related income and expenses are disclosed net as income from discontinued operations within the consolidated statements of operations.

The revenues and expenses associated with discontinued operations included in our consolidated statements of operations were as follows:

	Year Ended October 31,
	2019	2018
	Continuing	Discontinued	Continuing	Total
Revenue	$13,611,101	$216,316	$5,802,037	$6,018,353
Cost of revenue	11,546,413	56,800	5,053,453	5,110,253
Gross Profit	2,064,688	159,516	748,584	908,099
Operating Expenses:
Salaries and benefits	3,892,926	82,326	488,577	570,902
Selling and promotions expense	125,644	824	-	824
Legal and professional fees	618,310	82,999	285,138	368,137
General and administrative	1,544,689	71,714	885,367	957,081
Total Operating Expenses	6,181,569	237,863	1,659,081	1,896,944
Operating loss	(4,116,881)	(78,347)	(910,498)	(988,845)
Other Income (Expense):
Interest expense	(364,005)	(1,322)	(320,527)	(321,849)
Loss on legal settlements	(205,300)	-	-	-
Initial derivative liability expense	(225,115)	-	-	-
Amortization of debt discount	(839,876)	-	-	-
Amortization of issuance costs	(21,355)	-	-	-
Gain on extinguishment of debt	2,700,737	-	-	-
Gain on convertible notes payable settlement	681,945	-	-	-
Loss on legal settlement of accounts payable and convertible debt	-	338,855	(914,353)	(575,497)
Default principal increase on convertible notes payable	-	-	(938,100)	(938,100)
Total Other Income (Expense)	1,727,031	337,533	(2,172,980)	(1,835,447)
(Loss) income before income taxes	(2,389,850)	259,186	(3,083,478)	(2,824,292)
Income taxes	-	-	-	-
Net (loss) income	$(2,389,850)	$259,186	$(3,083,478)	$(2,824,292)

F-29

VERUS INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2019 and 2018

NOTE 17: BUSINESS DIVESTITURE

On May 1, 2018, Verus MENA entered into a Share Purchase and Sale Agreement with the Purchaser pursuant to which Verus MENA sold 75 shares of Gulf Agro, representing 25% of the common stock of Gulf Agro, to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time. Upon the consummation of the transaction contemplated by the Share Purchase and Sale Agreement, the Purchaser obtained a broader license for product distribution. All liabilities of Gulf Agro remained with Gulf Agro. This transaction benefited Verus MENA by providing Verus MENA with a broader license for product distribution and full control of all intellectual property rights.

NOTE 18: SUBSEQUENT EVENTS

On November 8, 2019, the Monaco Note matured and the principal amount of $530,000 and accrued interest of $113,597 became due. As the Company was not able to pay the balance due of $643,597, the interest rate immediately increased to 18% per annum. The note holder has agreed to only impose the default interest rate and not proceed with any other default remedies currently available. The Company expects to repay the Monaco Note in full as quickly as possible based upon its available capital.

On January 2, 2020, the Company entered into Amendment #1 (the “Amendment”) of a convertible note originally issued on July 1, 2019 in the principal amount of $605,000, to modify the conversion price. Subsequent to the Amendment, an aggregate of $153,266 of principal and accrued interest have been converted into 15,098,054 shares of the Company’s common stock.

On January 9, 2020, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued a convertible note in the principal amount of $605,000 (including a $90,000 original issuance discount). The note matures on January 9, 2021, accrues interest at a rate of 4% per annum (increasing to 24% per annum upon the occurrence of an event of default) and is convertible into shares of the Company’s common stock at a conversion price of $0.015 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the 180th day after the issuance date, subject to certain prepayment penalties.

On February 10, 2020, the Company issued a convertible note in the principal amount of $420,000 (including a $70,000 original issuance discount) to an accredited investor. The note matures on November 10, 2020, accrues interest at a rate of 4% per annum and is convertible into shares of the Company’s common stock at a conversion price of $0.0125 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the 180th day after the issuance date, subject to certain prepayment penalties.

On February 14, 2020, as a result of the Company’s failure to timely file its Form 10-K, the Company was in default with respect to certain of its convertible notes. The Company obtained waiver agreements, within the stated cure periods, whereby the events of default and the rights to the event of default remedies were waived until the earlier of (i) April 30, 2020 or (ii) the date upon which the Company is no longer in default.

On February 25, 2020, the court issued a decision in the lawsuit commenced by Auctus against the Company dismissing the securities laws and unjust enrichment and breach of fiduciary duty claims and retaining the breach of contract, breach of covenant of good faith, fraud and deceit, and negligent misrepresentation-and the Massachusetts Consumer Protection Act claims. The Company filed its Answer to the complaint on March 10, 2020. The case remains pending in the District of Massachusetts (see Note 15).

Effective March 31, 2020, the Company and Sellers of Nutribrands entered into the Termination Agreement with Nutribrands LTDA pursuant to which, among other things, all agreements between the parties (including the October 30, 2019 Amended and Restated Operating Agreement of Nutribrands International, LLC, the Contribution and Sale Agreement and all related ancillary agreements (collectively, “Released Transactions”)) were terminated and the parties released each other from all obligations arising from the Released Transactions (See Note 4).

On March 31, 2020, the Company issued a promissory note in the principal amount of $312,500 (including a $62,500 original issuance discount) to an accredited investor. The note matures on July 1, 2020, accrues interest at a rate of 4% per annum, and is secured by an interest in all of the equity of BLF. The note may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

F-30

Verus International, Inc.

Consolidated Balance Sheets

	April 30, 2020	October 31, 2019
	(Unaudited)
Assets
Current Assets
Cash	$368,013	$371,898
Accounts receivable, net	5,449,931	3,319,687
Inventory	586,912	598,515
Prepaid expenses	507,071	65,749
Other assets	8,629	8,629
Total Current Assets	6,920,556	4,364,478
Property and equipment, net	22,500	23,257
Operating lease right-of-use asset	135,789	-
Intangible asset - license, net	717,971	837,707
Total Assets	$7,796,816	$5,225,442

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$4,136,531	$3,613,641
Operating lease liability	86,496	-
Interest payable	211,995	127,465
Customer deposits	246,000	-
Due to former officer	1,801	1,801
Notes payable	1,319,963	1,030,000
Convertible notes payable, net	1,092,524	1,378,855
Total Current Liabilities	7,095,310	6,151,762

Long-Term Liabilities
Note payable, net of current portion	69,653	-
Operating lease liability, net of current portion	61,819	-
Total Liabilities	7,226,782	6,151,762

Commitments and Contingencies (Note 10)

Stockholders’ Equity (Deficit)
Series A convertible preferred stock, $0.000001 par value; 120,000,000 shares authorized and 41,444,601 and 45,570,101 shares issued and outstanding at April 30, 2020 and October 31, 2019, respectively	42	45

Series B convertible preferred stock, $0.000001 par value; 1,000,000 shares authorized and no shares issued and outstanding at April 30, 2020 and October 31, 2019	-	-

Series C convertible preferred stock, $0.000001 par value; 1,000,000 shares authorized and 430,801 shares issued and outstanding at April 30, 2020 and October 31, 2019	-	-

Common stock, $0.000001 par value; 7,500,000,000 shares authorized and 2,422,390,263 and 2,305,778,511 shares issued at April 30, 2020 and October 31, 2019, respectively	2,423	2,306

Additional paid-in-capital	38,788,567	27,565,919
Common stock to be issued	90,000	-
Accumulated deficit	(38,310,998)	(28,494,590)
Total Stockholders’ Equity (Deficit)	570,034	(926,320)
Total Liabilities and Stockholders’ Equity (Deficit)	$7,796,816	$5,225,442

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-31

Verus International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
Revenue	$4,647,886	$2,942,435	$10,821,548	$5,386,255
Cost of revenue	3,911,958	2,490,130	8,952,063	4,567,597
Gross Profit	735,928	452,305	1,869,485	818,658
Operating Expenses:
Salaries and benefits	6,843,163	382,987	8,723,439	481,211
Selling and promotions expense	112,860	-	131,482	-
Legal and professional fees	194,026	76,538	397,530	188,190
General and administrative	583,728	236,468	1,197,234	430,303
Total Operating Expenses	7,733,777	695,993	10,449,685	1,099,704
Operating loss	(6,997,849)	(243,688)	(8,580,200)	(281,046)
Other (Expense) Income:
Interest expense	(142,206)	(46,889)	(193,786)	(148,522)
Amortization of debt discount	(141,770)	(702,376)	(260,986)	(702,376)
Amortization of issuance costs	(31,295)	-	(57,663)	-
Loss on convertible note payable extinguishment	-	-	(355,317)	-
Loss on convertible note payable settlement	-	-	(368,456)	-
Initial derivative liability expense	-	(225,115)	-	(225,115)
Loss on legal settlements	-	-	-	(199,489)
Gain on convertible notes payable settlement	-	681,945	-	681,945
Gain on extinguishment of debt	-	2,700,737	-	2,700,737
Total Other (Expense) Income	(315,271)	2,408,302	(1,236,208)	2,107,180
(Loss) income before income taxes	(7,313,120)	2,164,614	(9,816,408)	1,826,134
Income taxes	-	-	-	-
Net (loss) income	$(7,313,120)	$2,164,614	$(9,816,408)	$1,826,134

(Loss) income per common share:
(Loss) income per common share - basic	$(0.00)	$0.00	$(0.00)	$0.00

(Loss) income per common share - diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average shares outstanding – basic	2,325,846,232	1,514,514,259	2,316,497,631	1,506,628,559

Weighted average shares outstanding – diluted	2,325,846,232	2,144,219,259	2,316,497,631	2,136,333,559

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-32

Verus International, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Three and Six Months Ended April 30, 2020 and 2019

(Unaudited)

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional Paid-In	Common Stock to be	Accumulated	Total Stockholders’ Equity
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	Capital	Issued	Deficit	(Deficit)
Balance, October 31, 2019	44,570,101	$45	-	$-	430,801	$-	2,305,778,511	$2,306	$27,565,919	$-	$(28,494,590)	$(926,320)
Conversion of Preferred Stock A to Common Stock	(3,125,500)	(3)								3		-
Shares to be issued under stock-based compensation									2,253,238	90,000		2,343,238
Conversion of convertible promissory notes to Common Stock							15,098,054	15	877,024			877,039
Shares to be issued for conversion of convertible promissory note to Common Stock										465,675		465,675
Net loss											(2,503,288)	(2,503,288)
Balance, January 31, 2020	41,444,601	$42	-	$-	430,801	$-	2,320,876,565	$2,321	$30,696,181	$555,678	$(30,997,878)	$256,344
Shares issued for conversion of Preferred Stock A to Common Stock							3,125,500	3		(3)		-
Stock-based compensation for warrants issued									6,606,312			6,606,312
Shares to be issued for conversion of convertible promissory notes to Common Stock							98,388,198	99	655,912	(465,675)		190,336
Beneficial conversion feature for conversion of convertible promissory notes to Common Stock									830,162			830,162
Net loss											(7,313,120)	(7,313,120)
Balance, April 30, 2020	41,444,601	$42	-	$-	430,801	$-	2,422,390,263	$2,423	$38,788,567	$90,000	$(38,310,998)	$570,034

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional Paid-In	Common Stock to be	Accumulated	Total Stockholders’ Equity
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	Capital	Issued	Deficit	(Deficit)
Balance, October 31, 2018	44,570,101	$44,570	-	$-	160,000	$160	1,500,000,000	$1,500,000	$22,545,691	$456,090	$(26,104,740)	$(1,558,229)
Shares issued under Exchange Agreement					295,801	296			1,208			1,504
Net loss											(338,478)	(338,478)
Balance, January 31, 2019	44,570,101	$44,570	-	$-	455,801	$456	1,500,000,000	$1,500,000	$22,546,899	$456,090	$(26,443,218)	$(1,895,204)
Shares issued under Monaker Settlement							152,029,899	152,030	304,060	(456,090)		-
Conversion of Preferred Stock C to Common Stock					(25,000)	(25)	2,500,000	2,500	(2,475)			-
Shares to be issued under stock based compensation									138,170			138,170
Relative fair value of warrants issued with convertible promissory notes									697,611			697,611
Shares to be issued under conversion of convertible promissory notes									(2,483,866)	1,458,244		(1,025,622)
Reduction of par value of Common and Preferred Stock								(1,652,875)	1,652,875			-
Net income											2,146,612	2,146,612
Balance, April 30, 2019	44,570,101	$44,570	-	$-	430,801	$431	1,654,529,989	$1,655	$22,853,274	$1,458,244	$(24,278,606)	$79,568

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-33

Verus International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	April 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(9,816,408)	$1,826,134
Adjustments to reconcile net(loss) income to net cash from operating activities:
Depreciation and amortization	123,493	897
Amortization of issuance costs	57,663	-
Amortization of beneficial conversion feature	80,320	-
Amortization of debt discount	260,986	702,376
Loss on convertible note payable extinguishment	355,317	-
Loss on convertible note payable settlement	368,456	-
Stock-based compensation	8,236,124	138,170
Initial derivative liability expense	-	225,115
Gain on convertible notes settlement	-	(681,944)
Gain on extinguishment of debt	-	(2,700,737)
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,130,244)	(589,993)
Decrease (increase) in inventory	11,603	(162,272)
Increase in prepaid expenses	(441,322)	-
Increase in other assets	-	(1,226)
Increase in accounts payable and accrued expenses	1,339,123	867,688
Increase in customer deposits	246,000	-
Decrease in due to officer	-	(2,000)
Increase in right to use and lease obligation, net	12,526	-
Net cash used in operating activities	(1,296,364)	(377,792)

Cash flows from investing activities:
Capital expenditures	(3,000)	-
Net cash used in investing activities	(3,000)	-

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable, net of commission	941,000	1,960,319
Payments applied to convertible promissory notes	-	(1,118,049)
Proceeds from issuance of notes payable	354,479	-
Net cash provided by financing activities	1,295,479	842,270

Net (decrease) increase in cash	(3,885)	464,478
Cash at beginning of period	371,898	28,554

Cash at end of period	$368,013	$493,032

Supplemental disclosure:
Cash paid for interest	$10,448	$81,260

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-34

	For the Six Months Ended
	April 30,
	2020	2019
Supplemental disclosure of non-cash operating activities:

Settlement of accrued compensation through issuance of Series C Preferred Stock:
Value	$-	$1,504
Shares	-	295,081

Supplemental disclosure of non-cash investing and financing activities:

Common Stock issued in exchange for conversion of Series A Preferred Stock:
Value	$3	$-
Shares	3,215,500	-

Common Stock issued in exchange for conversion of convertible promissory note and accrued interest:
Value (includes beneficial conversion feature)	$2,363,212	$-
Shares	113,486,252	-

Initial recognition of relative fair value of warrant agreements as convertible promissory notes discount:	$-	$697,611

Initial recognition of derivative liability as debt discount:	$-	$752,389

The accompanying condensed notes are an integral part of these unaudited consolidated financial statements.

F-35

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Organization and Nature of Business

Verus International, Inc., including its wholly-owned subsidiaries, are collectively referred to herein as “Verus,” “VRUS”, “Company,” “us,” or “we.”

We were incorporated in the state of Delaware under the name Spectrum Gaming Ventures, Inc. on May 25, 1994. On October 10, 1995, we changed our name to Select Video, Inc. On October 24, 2007, we filed a Certificate of Ownership with the Delaware Secretary of State whereby Webdigs, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to Webdigs, Inc.

On October 9, 2012, we consummated a share exchange (the “Exchange Transaction”) with Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.), a Nevada corporation (“Monaker”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Monaker (“Attaché”) in consideration for the issuance of 93 million shares of our newly designated Series A Convertible Preferred Stock to Monaker. Attaché owned approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we filed a Certificate of Ownership with the Delaware Secretary of State whereby RealBiz Media Group, Inc., our wholly-owned subsidiary, was merged with and into us and we changed our name to RealBiz Media Group, Inc.

On May 1, 2018, Verus Foods MENA Limited (“Verus MENA”) entered into a Share Purchase and Sale Agreement with a purchaser (the “Purchaser”) pursuant to which Verus MENA sold 75 shares (the “Gulf Agro Shares”) of Gulf Agro Trading, LLC (“Gulf Agro”), representing 25% of the common stock of Gulf Agro, to the Purchaser. In consideration for the Gulf Agro Shares, the Purchaser was assigned certain contracts executed during a specified period of time. Upon the consummation of the transaction contemplated by the Share Purchase and Sale Agreement, the Purchaser obtained a broader license for product distribution. All liabilities of Gulf Agro remained with Gulf Agro.

Since August 1, 2018, we, through our wholly-owned subsidiary, Verus Foods, Inc., an international supplier of consumer food products, have been focused on international consumer packaged goods, foodstuff distribution and wholesale trade. Our fine food products are sourced in the United States and exported internationally. We market consumer food products under our own brands primarily to supermarkets, hotels, and other members of the wholesale trade. Initially, we focused on frozen foods, particularly meat, poultry, seafood, vegetables, and french fries with beverages as a second vertical, and during 2018, we added cold-storage facilities and began seeking international sources for fresh fruit, produce and similar perishables, as well as other consumer packaged foodstuff with the goal to create vertical farm-to-market operations. Verus has also begun to explore new consumer packaged goods (“CPG”) non-food categories, such as cosmetic and fragrances, for future product offerings.

F-36

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION (continued)

We currently have a significant regional presence in the Middle East and North Africa (“MENA”) and sub-Saharan Africa (excluding The Office of Foreign Assets Control restricted nations), with deep roots in the Gulf Cooperation Council (“GCC”) countries, which includes the United Arab Emirates, Oman, Bahrain, Qatar, Kingdom of Saudi Arabia and Kuwait. The Company’s long-term goal is to source goods and generate international wholesale and retail CPG sales in North and South America, Europe, Africa, Asia and Australia.

In addition to the foregoing, since our acquisition of Big League Foods, Inc. (“BLF”) during April 2019, pursuant to which we acquired a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections, we have been selling pint size ice cream in grocery store-type packaging and are exploring novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions under our frozen dessert product line. In addition, under our confections product line, we are selling gummi and chocolate candies. The MLB license covers all 30 MLB teams, and all of our current products pursuant to such license feature “home team” packaging that matches the fan base in each region.

Furthermore, during August 2019, we purchased all of the assets of a french fry business in the Middle East.

Basis of Presentation

The consolidated unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management, are necessary to fairly state the Company’s financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (the “SEC”); nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

The consolidated unaudited financial statements for the six months ended April 30, 2020 and 2019 include the operations of BLF effective April 25, 2019, Verus MENA effective May 1, 2018, and Verus Foods, Inc. effective January 2017. All significant intercompany balances and transactions have been eliminated in the consolidation.

These consolidated unaudited financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended October 31, 2019, contained in the Company’s Annual Report on Form 10-K filed with the SEC on April 13, 2020. The results of operations for the six months ended April 30, 2020, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending October 31, 2020.

F-37

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated unaudited financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates include the collectability of accounts receivable, valuations of inventory, finite-lived intangible assets, derivative liabilities, stock-based compensation and the valuation reserve for income taxes.

Concentrations of Credit Risk

The Company places its cash and cash equivalents with high-quality financial institutions. At times, balances in the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) limit. At April 30, 2020 and October 31, 2019, Company’s cash balances did not exceed the FDIC limit.

The Company’s food products accounts receivable, net and revenues are geographically concentrated with customers located in the GCC countries. In addition, significant concentrations exist with a limited number of customers. Although the loss of one or more of our top customers, or a substantial decrease in demand by any of those customers for our products, could have a material adverse effect on our business, results of operations and financial condition, such risks may be mitigated by our access to credit insurance programs.

The Company purchases substantially all of its food products from a limited number of regions around the world or from a limited number of suppliers. Increases in the prices of the food products which we purchase could adversely affect our operating results if we are unable to offset the effect of these increased costs through price increases, and we can provide no assurance that we will be able to pass along such increased costs to our customers. Furthermore, if we cannot obtain sufficient food products or our suppliers cease to be available to us, we could experience shortages in our food products or be unable to meet our commitments to customers. Alternative sources of food products, if available, may be more expensive. For periods in which the prices are declining, the Company may be required to write down its inventory carrying cost which, depending on the extent of the differences between market price and carrying cost, could have a material adverse effect on the Company’s consolidated results of operations and financial position.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at April 30, 2020 or October 31, 2019.

F-38

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses and such losses traditionally have been within its expectations. At April 30, 2020 and October 31, 2019, the Company determined there was no requirement for an allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of net realizable value, determined on the first-in, first-out basis, or cost. Net realizable value is based on estimated selling prices in the ordinary course of business less reasonably predictable costs of completion and transportation. Inventories consist of raw materials (film and packaging) and finished products.

Intangible Assets

The Company amortizes its two intangible assets, a license with Major League Baseball Properties, Inc., and certain acquired customer contracts, on a straight-line basis over the estimated useful lives of the assets.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service. The estimated useful lives range from 3 to 7 years based upon asset class. When an asset is retired, sold or impaired, the resulting gain or loss is reflected in earnings.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, “Property, Plant, and Equipment”, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Fair Value of Financial Instruments

The Company measures its financial instruments in accordance with ASC topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), formerly SFAS No. 157 “Fair Value Measurements”. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of short and long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

F-39

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue is derived from the sale of food and beverage products. The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue (see Note 7).

Shipping and Handling Costs

Shipping and handling costs for freight expense on goods shipped are included in cost of sales. Freight expense on goods shipped for the six months ended April 30, 2020 and 2019 was $456,625 and $178,360, respectively.

Customer Deposits

From time to time the Company requires prepayments for deposits in advance of delivery of products. Such amounts are initially recorded as customer deposits. The Company recognizes such revenue as it is earned in accordance with revenue recognition policies.

Share-Based Compensation

The Company computes share based payments in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants. The Company estimates the fair value of stock options and warrants by using the Black-Scholes option pricing model.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the Financial Accounting Standards Board (“FASB”) ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Foreign Currency

The Company has one non-U.S. subsidiary, where the functional currency is not the U.S. dollar. The related assets and liabilities of this non-U.S. subsidiary have been translated using end of period exchange rates or historical exchange rates to the U.S. dollar.

Income Taxes

The Company accounts for income taxes in accordance with Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740”). Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year-to-year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

F-40

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 740 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company’s tax returns for its October 31, 2019, 2018, 2017 and 2016 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices for the tax years ended October 31, 2019 and 2018.

Earnings Per Share

In accordance with the provisions of FASB ASC Topic 260, Earnings per Share, basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating EPS on a diluted basis.

In computing diluted EPS, only potential common shares that are dilutive, those that reduce EPS or increase loss per share, are included. The effect of contingently issuable shares are not included if the result would be anti-dilutive, such as when a net loss is reported. Therefore, basic and diluted EPS are computed using the same number of weighted average shares for the three and six months ended April 30, 2020, as we incurred a net loss for those periods. At April 30, 2020, there were outstanding warrants to purchase approximately 1.3 billion shares of the Company’s common stock, approximately 85 million shares of the Company’s common stock issuable upon the conversion of Series A and Series C convertible preferred stock, approximately 7.5 million shares of the Company’s common stock to be issued, and approximately 212 million shares of the Company’s common stock issuable upon the conversion of convertible notes payable which may dilute future EPS. At April 30, 2019, there were outstanding warrants to purchase approximately 624 million shares of the Company’s common stock, approximately 88 million shares of the Company’s common stock issuable upon the conversion of series A and series C convertible preferred stock, approximately 595 million shares of the Company’s common stock to be issued, and approximately 6 million shares of the Company’s common stock issuable upon the conversion of convertible notes payable which may dilute future EPS.

Concentrations, Risks and Uncertainties

A significant portion of the Company’s ongoing operations are related to the international food industries, and its prospects for success are tied indirectly to interest rates and the worldwide demand for the Company’s food and beverage products.

Recently Adopted Accounting Standards

Effective November 1, 2019, the Company adopted FASB ASC Topic 842, Leases (“ASC 842”), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company adopted ASC 842 using a modified retrospective approach as of the effective date of the new standard. Consequently, financial information has not been updated and the disclosures required under the ASC 842 have not been provided for dates and periods before November 1, 2019. The Company elected the package of practical expedients permitted under the transition guidance within ASC 842, which allowed the Company to carry forward the historical lease classification, not reassess prior conclusions related to expired or existing contracts that are or that contain leases, and not reassess the accounting for initial direct costs. Upon adopting ASC 842 on November 1, 2019, the Company recognized a ROU asset of $174,241 and a corresponding lease liability of $188,792 pertaining to the Company’s corporate office lease. The lease liability was measured based on the present value of the future minimum lease payments utilizing the Company’s incremental borrowing rate. The ROU asset was measured based on the initial measurement of the lease liability, less a preexisting deferred rent balance from the prior fiscal year. As the Company’s Dubai, UAE office lease has a lease term of only 12 months, no ROU asset or lease liability was recognized for this lease (see Note 5).

F-41

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards Not Yet Adopted

During August 2018, the FASB issued ASU 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. The standard is effective for the Company as of November 1, 2020, with early adoption permitted. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on the accompanying unaudited consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred a net loss of $9,816,408 and negative cash flows from operations of $1,296,364 for the six months ended April 30, 2020. At April 30, 2020, the Company had a working capital deficit of $174,754, and an accumulated deficit of $38,310,998. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of this report, without additional debt or equity financing. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months from the date of this report and to fund the growth of the food business, the Company may consider plans to raise additional funds through the issuance of equity or debt. Although the Company intends to obtain additional financing to meet its cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

NOTE 4: PREPAID EXPENSES

Prepaid expenses total $507,071 and $65,749 at April 30, 2020 and October 31, 2019, respectively, and consist mainly of prepaid advertising, prepaid insurance, and deposits on purchases.

NOTE 5: LEASES

The Company has an operating lease for its corporate office in Gaithersburg, Maryland and a short-term lease for office space in Dubai, UAE.

At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term, and (3) whether the Company has the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease and non-lease component based on the component’s relative stand-alone price to determine the lease payments. Lease and non-lease components are accounted for separately. Leases are classified as either finance leases or operating leases based on criteria in ASC 842.

At lease commencement, the Company records a lease liability equal to the present value of the remaining lease payments, discounted using the rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. A corresponding ROU asset is recorded, measured based on the initial measurement of the lease liability. ROU assets also include any lease payments made and exclude lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

F-42

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 5: LEASES (continued)

Lease expense for operating leases, consisting of lease payments, is recognized on a straight-line basis over the lease term. Included in lease expense are any variable lease payments incurred in the period that were not included in the initial lease liability. Lease expense for finance leases consists of the amortization of the ROU asset, which is calculated on a straight-line basis over the shorter of the useful life of the asset or the lease term, and interest expense on the lease liability, which is calculated using the effective interest rate method. The Company had no finance leases at April 30, 2020.

For the three and six months ended April 30, 2020, the Company had operating lease costs of $21,362 and $42,723, respectively, which are included in general and administrative expenses in the unaudited consolidated statements of operations. For the three and six months ended April 30, 2020, the Company made operating lease cash payments of $22,486 and $44,749, respectively, which are included in cash flows from operating activities in the unaudited consolidated statements of cash flows.

At April 30, 2020, the remaining lease term is 20 months and the discount rate is 5%. Future annual minimum cash payments required under this operating type lease as of April 30, 2020 are as follows:

Future Minimum Lease Payments:
Remainder of fiscal year 2020	$45,862
2021	93,329
2022	15,745
Total Minimum Lease Payments	$154,936
Less: amount representing interest	(6,621)
Present Value of Lease Liabilities	$148,315
Less: current portion	(86,496)
Long-Term Portion	$61,819

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets, net, consist of two intangible assets, a license (the “License”) with MLB and certain acquired customer contracts.

MLB License

The MLB License allows us to sell MLB-branded frozen dessert products and confections. The License was acquired during April 2019 under a stock purchase agreement pursuant to which the Company purchased all of the outstanding capital stock of BLF. The transaction was accounted for as an asset acquisition, with substantially all of the purchase consideration allocated to the License.

The purchase consideration to acquire the License totaled $5,357,377, which consisted of $50,000 cash paid subsequent to closing, $257,377 of accrued MLB License royalty fees that were assumed by the Company upon acquisition of the License (net of cash acquired of $350), and $5,050,000 cash that is contingently payable over time, through December 31, 2022, based on the future sales of MLB-branded products (see Note 10). The contingent consideration is recognized as an increase to the carrying amount of the License intangible asset when the payment becomes probable and estimable, net of any catch-up for amortization expense.

Acquired Customer Contracts

The acquired customer contracts were purchased for $544,630 (2,000,000 United Arab Emirates Dirham) from a third-party frozen foods vendor during September 2019, giving the Company the right to earn revenue under the terms of the acquired customer contracts.

The net carrying amount of the intangible assets are as follows:

	Estimated
	Useful Lives	April 30, 2020	October 31, 2019
Intangible assets:
MLB license	32 months	$357,027	$357,027
Customer contracts	7 years	544,630	544,630
Accumulated amortization		(183,686)	(63,950)
Intangible assets, net		$717,971	$837,707

As a result of the COVID-19 pandemic, we have considered its potential impact on our global supply chain, operations and routes to market or those of our suppliers, customers, distributors and retailers. Based on our analysis, we have determined there is currently no indication that the carrying amounts of our MLB License and acquired customer contracts are impaired and not fully recoverable, and therefore no impairment exists at April 30, 2020.

Amortization expense for the three and six months ended April 30, 2020 was $53,233 and $119,736, respectively. There was no amortization expense during the three and six months ended April 30, 2019.

Annual amortization expense related to the existing net carrying amount of the intangible assets for the next five years is expected to be as follows:

Remainder of fiscal year 2020	$106,465
Fiscal year 2021	$212,931
Fiscal year 2022	$100,325
Fiscal year 2023	$77,804
Fiscal year 2024	$77,804

F-43

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 7: REVENUE

The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Information about the Company’s revenue by country is as follows:

	For the Three Months Ended		For the Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
United Arab Emirates	$3,592,222	$2,084,506	$8,499,065	$3,820,170
Oman	437,047	198,732	1,036,627	398,251
Kingdom of Saudi Arabia	376,208	463,737	693,313	660,385
Bahrain	217,423	195,460	567,557	507,449
United States	24,986	-	24,986	-
Revenue	$4,647,886	$2,942,435	$10,821,548	$5,386,255

NOTE 8: DEBT

Convertible Notes Payable

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB ASC. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

On January 2, 2020, the Company entered into Amendment #1 to the convertible note dated July 1, 2019 in the principal amount of $605,000 (including a $90,000 original issuance discount), amending the conversion price. As a result of this amendment, the outstanding balance was determined extinguished and a loss on convertible note payable extinguishment of $355,317 was recognized, and a new liability was established. On various dates through January 31, 2020, the outstanding principal and accrued interest was converted into an aggregate of 81,623,171 shares of the Company’s common stock at an average conversion price of $0.009527, resulting in the recognition of a loss on convertible note payable settlement of $368,456.

On January 9, 2020, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued and sold a convertible note in the principal amount of $605,000 (including a $90,000 original issuance discount). The note matures on January 9, 2021, bears interest at a rate of 4% per annum (increasing to 24% per annum upon the occurrence of an Event of Default (as defined in the note)) and is convertible into shares of the Company’s common stock at a conversion price of $0.015 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the 180th day with certain prepayment penalties as defined in the note.

F-44

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 8: DEBT (continued)

On February 10, 2020, the Company issued and sold a convertible promissory note to an accredited investor in the principal amount of $420,000 (including a $70,000 original issuance discount). The note matures on November 10, 2020, bears interest at a rate of 4% per annum, and is convertible into shares of the Company’s common stock at a conversion price of $0.0125 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the 180th day with certain prepayment penalties as defined in the note.

On April 8, 2020, the Company entered into Amendment #1 to the convertible notes dated September 13, 2019 in the aggregate principal amount of $660,000 (including an aggregate of $110,000 in original issuance discounts), amending the conversion price. As a result of this amendment, an aggregate beneficial conversion feature of $598,888 was recognized based upon the intrinsic value of the conversion option as a discount of the convertible notes, which will be amortized to interest expense through the maturity dates. On various dates through April 30, 2020, an aggregate of $138,000 of the outstanding principal and $674 of accrued interest was converted into an aggregate of 25,029,712 shares of the Company’s common stock.

On April 21, 2020, the Company entered into Amendment #1 to the convertible note dated October 2, 2019 in the principal amount of $345,000 (including a $45,000 original issuance discount), amending the conversion price. As a result of this amendment, a beneficial conversion feature of $231,274 was recognized based upon the intrinsic value of the conversion option as a discount of the convertible note, which will be amortized to interest expense through the maturity date. On April 21, 2020, $50,000 of the outstanding principal and $1,660 of accrued interest was converted into 6,833,369 shares of the Company’s common stock.

On April 29, 2020, the Company issued and sold a convertible promissory note to an accredited investor in the principal amount of $165,000 (including a $15,000 original issuance discount). The note matures on April 29, 2021, bears interest at a rate of 8% per annum, (increasing to 18% per annum upon the occurrence of an Event of Default (as defined in the note)) and is convertible into shares of the Company’s common stock at a conversion price of $0.02 per share, subject to adjustment. The note may be prepaid by the Company at any time prior to the maturity date of the Note with certain prepayment penalties as defined in the note.

At April 30, 2020 and October 31, 2019, there was $1,092,524 and $1,378,855 of convertible notes payable outstanding, net of discounts and beneficial conversion features of $916,475 and $231,146, respectively.

During the six months ended April 30, 2020 and 2019, amortization of debt discount, issuance costs, and beneficial conversion features amounted to $398,969 and $702,376, respectively.

During the six months ended April 30, 2020, an aggregate of $809,276 of convertible notes, including accrued interest, were converted into shares of the Company’s common stock and there were no payments toward the outstanding balances of convertible notes. During the six months ended April 30, 2019, an aggregate of $1,485,633 of convertible notes, including accrued interest, were converted into shares of the Company’s common stock and there were payments of an aggregate of $1,118,049 toward the outstanding balances of convertible notes.

F-45

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 8: DEBT (continued)

Notes Payable

On January 26, 2019, the Company entered into Amendment No. 1 to the promissory note (the “Monaco Note”) issued in favor of the Donald P. Monaco Insurance Trust on January 26, 2018 in the principal amount of $530,000, with an annual interest rate of 12%, whereby (i) the maturity date of the Monaco Note was extended to January 26, 2020 and (ii) the Company agreed to use its best efforts to prepay the unpaid principal amount of the Monaco Note together with all accrued but unpaid interest thereon on or prior to March 31, 2019.

Subsequently, the Company entered into Amendment No. 2 dated February 8, 2019 to the Monaco Note whereby the maturity date of the Monaco Note was extended to November 8, 2019.

Upon maturity on November 8, 2019, the Company was not able to pay the balance due and the interest rate immediately increased to 18% per annum. The note holder agreed to only impose the default interest rate and not proceed with any other default remedies currently available. At April 30, 2020, the Company expects to repay the Monaco Note in full as quickly as possible based upon its available capital.

On March 31, 2020, the Company issued and sold a promissory note to an accredited investor in the principal amount of $312,500 (including a $62,500 original issuance discount). The note matures on July 1, 2020, bears interest at a rate of 4% per annum, (increasing to 18% per annum upon the occurrence of an Event of Default (as defined in the note)) and provides a security interest in all of the Company’s equity ownership interest in its wholly owned subsidiary, Big League Foods, Inc. The note may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties.

On April 23, 2020, the Company entered into a promissory note with an approved lender in the principal amount of $104,479. The note was approved under the provisions of the Coronavirus, Aid, Relief and Economic Security Act (the “CARES Act”) and the terms of the Paycheck Protection Program of the U.S. Small Business Administration’s 7(a) Loan Program. The note accrues interest for the first six months following the issuance date at a rate of 1% per annum, (increasing to 6% per annum upon the occurrence of an Event of Default (as defined in the note)), and beginning November 23, 2020, requires 18 monthly payments of $5,880 each, consisting of principal and interest until paid in full on April 23, 2022. The note may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties. Additionally, any portion of the note up to the entire principal and accrued interest balance may be forgiven in the event the Company satisfies certain requirements as determined by the CARES Act. The Company expects to satisfy the requirements for forgiveness of the entire principal and accrued interest balance and will apply for such forgiveness by the deadline.

Revolving Credit Agreement

On July 31, 2019, the Company entered into a secured, $500,000 revolving credit agreement (“Credit Facility”). Borrowings under the Credit Facility may be used to fund working capital needs and bear interest at a one-month LIBOR-based rate plus 300 basis-points (3.30% at April 30, 2020). The Company’s performance and payment obligations under the Credit Facility are guaranteed by substantially all of its assets. The structure of this Credit Facility is a note payable with a revolving credit line feature with a mutual termination provision instead of a stated maturity date. The outstanding balance under the Credit Facility may be prepaid at any time without premium or penalty. Additionally, the Credit Facility contains customary events of default and remedies upon an event of default, including the acceleration of repayment of outstanding amounts under the Credit Facility.

At April 30, 2020, $500,000 was outstanding under the Credit Facility. The Credit Facility contains customary affirmative and negative covenants, including a borrowing base requirement upon each request for an advance from the Credit Facility. The Company was in compliance with all covenants at April 30, 2020.

F-46

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

The total number of shares of all classes of stock that the Company shall have the authority to issue is 7,625,000,000 shares consisting of 7,500,000,000 shares of common stock with a $0.000001 par value per share of which 2,422,390,263 are outstanding at April 30, 2020 and 125,000,000 shares of preferred stock, par value $0.000001 per share of which (A) 120,000,000 shares have been designated as Series A Convertible Preferred of which 41,444,601 are outstanding at April 30, 2020, (B) 1,000,000 shares have been designated as Series B Convertible Preferred Stock, of which no shares are outstanding at April 30, 2020 and (C) 1,000,000 have been designated as Series C Convertible Preferred Stock, of which 430,801 shares are outstanding at April 30, 2020.

On January 11, 2019, stockholders holding a majority of the voting power of the Company’s issued and outstanding shares of voting stock, executed a written consent approving 1) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to (i) increase the number of authorized shares of common stock of the Company to 7,500,000,000 shares from 1,500,000,000 shares and (ii) decrease the par value of the common stock and preferred stock to $0.000001 from $0.001 per share; and 2) granting discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of common stock of the Company, pursuant to which the shares of common stock would be combined and reclassified into one share of common stock at a ratio within the range from 1-for-2 up to 1-for-400 (the “Reverse Stock Split”), provided that, (X) that the Company may not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-400, and (Y) any Reverse Stock Split may not be completed later than January 11, 2020. Since the Company had not effectuated any Reverse Stock Split by January 11, 2020, the related approval expired.

Series A Convertible Preferred Stock

On January 8, 2020, a shareholder converted 3,125,500 shares of Series A Preferred Stock into the same number of shares of the Company’s common stock.

Common Stock

During the six months ended April 30, 2020, the Company:

●	issued 113,486,252 shares of its common stock valued at $2,363,212 as repayment for outstanding principal and interest on convertible promissory notes as requested by the note holders in accordance with contractual terms.

●	issued 3,125,500 shares of its common stock for the conversion of 3,125,500 shares of its Series A Convertible Preferred stock.

●	reflected 7,500,000 shares of its common stock as shares to be issued for the vesting of the first 25% of a 30,000,000 common stock grant to Christopher Cutchens, the Company’s Chief Financial Officer. The Company recorded $97,500 of stock-based compensation expense during the six months ended April 30, 2020, related to this common stock grant.

F-47

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Common Stock Warrants

On April 29, 2020, the Company entered into an amended and restated employment agreement (the “2020 Employment Agreement”) with its Chief Executive Officer, whereby the 2020 Employment Agreement amended and restated the prior employment agreement dated January 31, 2017 (the “2017 Agreement”).

Under the provisions of the 2017 Agreement, the Company was committed to issue warrants to its Chief Executive Officer to purchase shares of its common stock as follows:

●	For each $1 million in revenue generated by the Company, a warrant to purchase 7,500,000 shares of the Company’s common stock at an exercise price of $0.006 per warrant will be granted, until such time as the Chief Executive Officer owns 20% of the then-outstanding shares of common stock.

●	At the beginning of each calendar year, a warrant to acquire 3% of the Company’s outstanding common stock will be granted.

These provisions were amended and replaced in the 2020 Employment Agreement with the one-time grant of warrants to purchase 471,883,795 shares of the Company’s common stock at an exercise price of $0.006 per share. This one-time grant of warrants increased the Chief Executive Officer’s ownership to 20% of the Company’s common stock on a fully diluted basis, which is consistent with the intentions of the Company’s Board of Directors and with the Company’s former management.

The Company estimates the fair value of each award on the date of grant using a Black-Scholes option valuation model that uses the following assumptions for warrants earned during the six months ended April 30, 2020:

Expected volatility	194.54% - 399.10%
Weighted-average volatility	122.01%
Expected dividends	0%
Expected term (in years)	5.0
Risk-free rate	0.37% - 1.57%

During the six months ended April 30, 2020, the grant date fair value of the warrants earned was $8,859,550.

The following table sets forth common share purchase warrants outstanding at April 30, 2020:

		Weighted
		Average
		Exercise	Intrinsic
	Warrants	Price	Value
Outstanding, October 31, 2019	725,705,000	$0.003	$-
Warrants granted and issued	586,057,150	$0.006	$-
Warrants exercised	-	$-	$-
Warrants forfeited	(2,205,000)	$(0.066)	$-
Outstanding, April 30, 2020	1,309,557,150	$0.005	$-

Common stock issuable upon exercise of warrants	1,309,557,150	$0.005	$-

				Common Stock Issuable
	Common Stock Issuable Upon Exercise of			Upon Warrants
	Warrants Outstanding			Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding	Remaining	Average	Exercisable	Average
Exercise	at April 30,	Contractual	Exercise	at April 30,	Exercise
Prices	2020	Life (Years)	Price	2020	Price
$0.0025	580,000,000	1.85	$0.0025	580,000,000	$0.0025
$0.0060	728,557,150	0.85	$0.0060	728,557,150	$0.0060
$0.0500	1,000,000	0.67	$0.0500	1,000,000	$0.0500
	1,309,557,150	1.29	$0.0050	1,309,557,150	$0.0050

F-48

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 10: COMMITMENTS AND CONTINGENCIES

Binding Acquisition Agreement

On April 3, 2020, the Company entered into a binding agreement (“Acquisition Agreement”) with ZC Top Apparel Manufacturing (“ZC Top”), which was confirmed and superseded by a Securities Purchase Agreement on May 8, 2020 (the “May 8, 2020 Agreement”), wherein the Company acquired a controlling 51% interest of the issued and outstanding common voting shares of ZC Top (the “Majority Interest”). The purchase price for the Majority Interest was $100,000, which was paid by the Company and additional working capital can be provided by the Company when needed, from time to time, in the form of purchase financing, letters of credit, bank guarantees, merchant cash advances or any other structure that may be required to facilitate the business. ZC Top is a Philippines-based maker of highly sought-after reusable N95 fabric masks and biohazard suits.

License Contingent Consideration

As described in Note 6, during April 2019 the Company acquired the License to sell MLB-branded frozen dessert products and confections as part of its acquisition of BLF. The consideration payable to the seller of BLF includes $5,050,000 of contingent consideration, of which $50,000 is due upon the initial sale of an MLB-branded product and of which $5,000,000 is to be paid over time, through December 31, 2022, based on future sales of MLB-branded products (the “Earnout”). The Earnout is payable on a quarterly basis at $1.00 per case sold for sales that have a minimum gross margin of 20% per case. The Earnout payable each quarter is limited in aggregate to the operating income of BLF; however, any amounts constrained due to this limit may be rolled forward to future periods and paid when there is sufficient excess operating income. The Company accrues for this contingent consideration when payment becomes both probable and estimable.

During August 2019, $50,000 of the License contingent consideration was paid to the seller of BLF as the initial sale of an MLB-branded product was achieved during July 2019. At April 30, 2020, the Company believes it is a reasonable possibility that the remaining maximum amount of $5,000,000 will be paid over the term of the arrangement.

Guaranteed Minimum Royalties

The Company is obligated to pay royalties to certain vendors for the sale of products that contain their intellectual property. These royalty fees are based on a percentage of sales of the underlying products and are included in cost of revenue. The royalties also include certain guaranteed minimum payments. As of April 30, 2020, the Company’s total expected future obligation related to these guaranteed minimum payments was $1,133,333, of which the Company expects to pay $265,000 during the remaining fiscal year October 31, 2020, and $738,333 and $130,000 during the fiscal years ending October 31, 2021, and 2022, respectively. Amounts accrued at April 30, 2020 relating to these guaranteed minimum payments totaled $401,667 and are included in accounts payable and accrued expenses.

NOTE 11: LITIGATION

On April 4, 2019, Auctus Fund, LLC (“Auctus”) commenced a lawsuit against the Company in the United States District Court for the District of Massachusetts. On August 27, 2019, the Company filed a motion to dismiss this lawsuit. On September 30, 2019, Auctus responded by filing a First Amended Complaint. The Company then filed a second motion to dismiss on October 24, 2019. On February 25, 2020, the court issued a decision dismissing the securities laws and unjust enrichment and breach of fiduciary duty claims and retaining the breach of contract, breach of covenant of good faith, fraud and deceit, and negligent misrepresentation-and the Massachusetts Consumer Protection Act claims. The Company filed its Answer to the complaint on March 10, 2020. The case remains pending in the District of Massachusetts. This case stems from a securities purchase agreement and convertible note issued in May 2017, a securities purchase agreement and convertible note issued in July 2018, the spin-off of the Company’s real estate division into NestBuilder including the issuance of shares of NestBuilder in the spin-off to the Company’s stockholders and an inducement agreement, release and payoff agreement executed by the parties in February 2019 whereby the Company settled the balance of outstanding amounts owed to Auctus in consideration for cash and shares of NestBuilder. Auctus has requested that the court grant it injunctive and equitable relief and specific performance with respect to the Company’s obligations; determine that the Company is liable for all damages, losses and costs and award Auctus actual losses sustained; award Auctus costs including, but not limited to, costs required to prosecute the action including attorneys’ fees; and punitive damages. The Company intends to continue to defend this matter and although the ultimate outcome cannot be predicted with certainty, based on the current information available, the Company does not believe the ultimate liability, if any, will have a material adverse effect on its financial condition or results of operations.

F-49

VERUS INTERNATIONAL, INC.

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED APRIL 30, 2020 AND 2019

(UNAUDITED)

NOTE 12: ACQUISITION TERMINATION

Effective March 31, 2020, the Company and Sellers of Nutribrands entered into the Termination Agreement with Nutribrands LTDA pursuant to which, among other things, all agreements between the parties (including the October 30, 2019 Amended and Restated Operating Agreement of Nutribrands International, LLC, the Contribution and Sale Agreement and all related ancillary agreements (collectively, “Released Transactions”)) were terminated and the parties released each other from all obligations arising from the Released Transactions.

NOTE 13: SUBSEQUENT EVENTS

Subsequent to April 30, 2020, an aggregate of $591,381 of principal and accrued interest have been converted into 158,544,788 shares of the Company’s common stock.

On May 8, 2020, the Company entered into a Securities Purchase Agreement (the “May 8, 2020 Agreement”) with ZC Top Apparel Manufacturing (“ZC Top”) which confirmed and superseded a binding agreement dated April 3, 2020 (the “Acquisition Agreement”) wherein the Company acquired a controlling 51% interest of the issued and outstanding common voting shares of ZC Top (the “Majority Interest”). The purchase price for the Majority Interest was $100,000, which was paid by the Company. Additional working capital can be provided by the Company when needed, from time to time, in the form of purchase financing, letters of credit, bank guarantees, merchant cash advances or any other structure that may be required to facilitate the business. ZC Top is a Philippines-based maker of highly sought-after reusable N95 fabric masks and biohazard suits.

On May 28, 2020, the Company issued 12,500,000 shares of its common stock related to the conversion of 12,500,000 shares of its Series A Convertible Preferred stock.

F-50

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$179
Printing expenses	$10,000
Accounting fees and expenses	$3,000
Legal fees and expenses	$10,000
Blue sky fees	$10,000
Miscellaneous	$1,351
Total	$34,530

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Certificate of Incorporation and Bylaws (collectively, the “Charter Documents”) provide that, to the fullest extent permitted under the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s Charter Documents provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Pursuant to the Company’s Charter Documents, the Company shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified pursuant to the Company’s Certificate of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

RECENT SALES OF UNREGISTERED SECURITIES

Unless otherwise indicated, the foregoing securities were offered, sold and issued in reliance on the exemption from registration requirements under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder or Section 3(a)(9) of the Securities Act. Purchasers were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their respective qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to purchasers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Purchasers acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 17, 2017, we issued Auctus a convertible note in the principal amount of $130,000.

On June 15, 2017, we issued GS Capital Partners, LLC a convertible note in the principal amount of $82,000.

On June 20, 2017, we issued EMA a convertible note in the principal amount of $100,000.

On June 29, 2017, we issued Power Up a convertible note in the principal amount of $40,000.

From June 30, 2017 through January 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to an aggregate of 105,975,249 shares of Common Stock of which warrants to purchase up to 52,500,000 shares of Common Stock were issued pursuant to the terms of his employment agreement and warrants to purchase up to 53,475,249 shares of Common Stock were issued for the achievement of certain revenue targets pursuant to the terms of his employment agreement. On December 28, 2018, the Company’s Chief Executive Officer exchanged, among other things, the warrants for an aggregate of 295,801 shares of the Company’s Series C Convertible Preferred Stock.

On July 17, 2017, we issued Crossover Capital Fund II, LLC (“Crossover II”) a convertible note in the principal amount of $100,250.

On August 2, 2017, we issued JSJ an 8% convertible promissory note in the principal amount of $77,000.

On September 1, 2017, we issued Power Up a convertible note in the principal amount of $78,000.

On October 20, 2017, we issued Power Up a convertible note in the principal amount of $68,000.

On October 24, 2017, we issued Crossover Capital Fund I, LLC a convertible promissory note in the principal amount of $107,500 (which included an original issuance discount of $7,500).

On October 24, 2017, we issued Crossover II a convertible promissory note in the principal amount of $107,500 (which included an original issuance discount of $7,500).

On December 21, 2017, we issued EMA an 8% convertible note in the principal amount of $100,000.

On December 28, 2017, we issued Power Up a convertible promissory note in the principal amount of $53,000.

On January 26, 2018, we issued the Donald P. Monaco Insurance Trust a promissory note in the principal amount of $530,000.

On August 17, 2018, we issued Power Up a convertible note in the principal amount of $63,000.

On June 5, 2018, we issued Power Up a convertible note in the principal amount of $35,000.

On July 5, 2018, we issued Power Up a convertible note in the principal amount of $53,000.

On July 26, 2018, we issued Auctus a convertible note in the principal amount of $137,250 (which included an original issuance discount of $7,500).

On January 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 45,000,000 shares of the Company’s Common Stock pursuant to the terms of his employment agreement/.

On February 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 15,000,000 shares of the Company’s Common Stock for the achievement of certain revenue targets pursuant to the terms of his employment agreement.

On February 8, 2019, we issued an investor an 8% convertible promissory note in the original principal amount of $1,250,000 convertible into shares of Common Stock at a variable conversion price and a three-year warrant to purchase up to 925,925,925 shares of our Common Stock at a variable exercise price. On May 30, 2019, we issued 512,333,333 shares of Common Stock upon full conversion of the note and amended the warrant such that the holder is entitled to purchase up to 500,000,000 shares of our Common Stock at a fixed exercise price.

On February 11, 2019, we issued an investor an 8% convertible promissory note in the original principal amount of $200,000 convertible into shares of Common Stock at a variable conversion price and a three-year warrant to purchase up to 148,148,148 shares of our Common Stock at a variable exercise price. On May 30, 2019, we issued 81,920,000 shares of Common Stock upon full conversion of the note and amended the warrant such that the holder is entitled to purchase up to 80,000,000 shares of our Common Stock at a fixed exercise price.

On April 25, 2019, we issued an accredited investor a convertible promissory note in the principal amount of $600,000 (including a $90,000 original issuance discount).

On May 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 22,500,000 shares of the Company’s Common Stock for the achievement of certain revenue targets pursuant to the terms of his employment agreement.

On May 30, 2019, we issued an accredited investor 41,666,666 shares of Common Stock.

On June 21, 2019, the Company issued 2,419,355 shares of Common Stock upon the exercise of warrants.

On February 1, 2019 and May 1, 2019, the Company issued the Chief Executive Officer warrants to purchase an aggregate of 37,500,000 shares of Common Stock to an officer of the Company for services rendered.

On July 1, 2019, the Company issued and sold a convertible note in the principal amount of $605,000 (including a $90,000 original issuance discount).

On August 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 22,500,000 shares of the Company’s Common Stock for the achievement of certain revenue targets pursuant to the terms of his employment agreement.

On September 13, 2019, the Company issued promissory notes in the aggregate principal amount of $660,000  (including an aggregate of $110,000 in original issuance discounts).

On September 18, 2019, the Company issued 12,909,258 shares of Common Stock upon the conversion of an outstanding convertible note.

On October 2, 2019, the Company issued promissory notes in the aggregate principal amount of $345,000 (including a $45,000 original issuance discount).

On November 1, 2019, the Company issued its Chief Executive Officer warrants to purchase up to 37,500,00 shares of the Company’s Common Stock for the achievement of certain revenue targets pursuant to the terms of his employment agreement.

On December 1, 2019, 7,500,000 shares of Common Stock, vested and were issuable to our Chief Financial Officer, which shares were subject to a vesting schedule, for services rendered.

On January 1, 2020, the Company issued its Chief Executive Officer warrants to purchase up to 69,173,355 shares of the Company’s Common Stock pursuant to the terms of his employment agreement.

In January 2020, the Company issued an aggregate of 15,098,054 shares of Common Stock upon the conversion of outstanding convertible notes.

On January 8, 2020, the company issued 3,125,500 shares of Common Stock upon the conversion of outstanding Series A Convertible Preferred Stock.

On January 9, 2020, the Company issued a convertible promissory note in the principal amount of $605,000 (including a $90,000 original issuance discount).

On February 1, 2020, the Company issued its Chief Executive Officer warrants to purchase up to 45,000,000 shares of the Company’s Common Stock for the achievement of certain revenue targets pursuant to the terms of his employment agreement.

On February 10, 2020, the Company issued a convertible promissory note in the principal amount of $420,000 (including a $70,000 original issuance discount).

On April 29, 2020, the Company issued a convertible promissory note in the principal amount of $165,000 (including a $15,000 original issuance discount).

In April 2020, the Company issued an aggregate of 98,388,198 shares of Common Stock upon the conversion of outstanding convertible notes.

On April 28, 2020, the Company issued its Chief Executive Officer warrants to purchase up to 471,883,795 shares of the Company’s Common Stock pursuant to the terms of the Bhatnagar Employment Agreement.

On May 12, 2020, the Company issued a convertible promissory note in the principal amount of $153,000.

On May 28, 2020, the company issued 12,500,000 shares of Common Stock upon the conversion of outstanding Series A Convertible Preferred Stock.

In May 2020, the Company issued 111,876,878 shares of Common Stock upon the conversion of outstanding convertible notes.

On June 1, 2020, 7,500,000 shares of Common Stock, vested and were issuable to our Chief Financial Officer, which shares were subject to a vesting schedule, for services rendered.

In June 2020, the Company issued 162,777,308 shares of Common Stock upon the conversion of outstanding convertible notes.

On July 14, 2020, the Company issued a convertible promissory note in the principal amount of $63,000.

In July 2020, the Company issued 110,644,441 shares of Common Stock upon the conversion of outstanding convertible notes.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b)	Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on July 27, 2020.

VERUS INTERNATIONAL, INC.

/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anshu Bhatnagar	Chief Executive Officer and Chairman of the Board	July 27, 2020
Anshu Bhatnagar	(Principal Executive Officer)

/s/ Christopher Cutchens	Chief Financial Officer	July 27 2020
Christopher Cutchens	(Principal Financial and Accounting Officer)

/s/ Michael O’Gorman	Director	July 27, 2020
Michael O’Gorman

/s/ Thomas Butler Fore	Director	July 27 2020
Thomas Butler Fore

*By:	/s/ Anshu Bhatnagar	Attorney-in-Fact	July 27, 2020
Anshu Bhatnagar

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 10-12b filed on June 20, 2008)
3.2	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of Form 10-12b filed on June 20, 2008)
3.3	Certificate of Ownership Merging Webdigs, Inc. with and into Select Video, Inc. (Incorporated by reference to Exhibit 3.3 of Form 10-Q filed on June 17, 2019)
3.4	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.12 of Form 10-K filed on March 26, 2018)
3.5	Certificate of Ownership (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on October 15, 2012)
3.6	Amendment to the Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.6 of Form 10-K filed on February 13, 2015)
3.7	Certificate of Designations for Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.8 of Form 10-K filed on February 13, 2015)
3.8	Certificate of Designations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on May 8, 2015)
3.9	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 10, 2017)
3.10	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on February 27, 2018)
3.11	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on October 16, 2018)
3.12	Second Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Verus International, Inc. (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on February 12, 2019)
3.13	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 of Form 10-12b filed on June 20, 2008)
3.14	Amendment No. 1 to Second Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Verus International, Inc. (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 11, 2019)
3.15	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Verus International, Inc. (Incorporated by reference to Exhibit 3.1 of Form 8-K filed on April 18, 2019)
4.1+	2015 Stock Incentive Plan (Incorporated by reference to Exhibit 4.1 of Form S-8 filed on August 7, 2015)
4.2+	2018 Equity Incentive Plan (Incorporated by reference to Exhibit 4.2 of Form 10-K filed on March 19, 2019)
5.1*	Opinion of Mailander Law Office, Inc. as to the legality of securities being registered
10.1+	Amended and Restated Employment Agreement by and between Verus International, Inc. and Anshu Bhatnagar (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on April 29, 2020)
10.2	Contribution and Spin-off Agreement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on November 3, 2017)
10.3	First Amendment to Contribution and Spin-Off Agreement dated January 29, 2018 (Incorporated by reference to Exhibit 10.27 of Form 10-K filed on March 26, 2018)

10.4	Form of Note issued to Donald P. Monaco Insurance Trust on January 26, 2018 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on February 12, 2018)
10.5	Amendment No. 1 to Note issued to Donald P. Monaco Insurance Trust (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on February 12, 2019)
10.6	Amendment No. 2 to Note issued to Donald P. Monaco Insurance Trust (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 12, 2019)
10.7	Form of February 8th Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on February 11, 2019)
10.8	Form of February 8th Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 11, 2019)
10.9	Form of February 8th Warrant (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on February 11, 2019)
10.10	Form of February 8th 8% Convertible Promissory Note (Incorporated by reference to Exhibit 10.4 of Form 8-K filed on February 11, 2019)
10.11	Form of February 11th Securities Purchase Agreement (Incorporated by reference to Exhibit 10.5 of Form 8-K filed on February 11, 2019)
10.12	Form of February 11th Registration Rights Agreement (Incorporated by reference to Exhibit 10.6 of Form 8-K filed on February 11, 2019)
10.13	Form of February 11th Warrant (Incorporated by reference to Exhibit 10.7 of Form 8-K filed on February 11, 2019)
10.14	Form of February 11th 8% Convertible Promissory Note (Incorporated by reference to Exhibit 10.8 of Form 8-K filed on February 11, 2019)
10.15	Sublease between the Company and Buchanan Partners, LLC dated April 11, 2017 (Incorporated by reference to Exhibit 10.18 of Form 10-K filed on March 26, 2018)
10.16#	Sales Contract by and between Verus Foods, Inc. and Gulf ARGO Trading, LLC dated December 26, 2016 (Incorporated by reference to Exhibit 10.16 on Form 10-K filed on March 19, 2019)
10.17#	Exclusive Distribution Agreement by and between Verus Foods Inc. and Padrone General Trading LLC dated August 18, 2017 (Incorporated by reference to Exhibit 10.17 on Form 10-K filed on March 19, 2019)
10.18	Stock Purchase Agreement by and among Verus International, Inc., Big League Foods and James Wheeler (Incorporated by reference to Exhibit 10.1 on Form 8-K filed on April 26, 2019)
10.19	Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on May 31, 2019)
10.20+	Employment Agreement by and between the Company and Christopher Cutchens (Incorporated by reference to Form 8-K filed on June 6, 2019)
10.21	Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on July 8, 2019)
10.22	4% Convertible Note (Incorporated by reference to Form 8-K filed on July 8, 2019)
10.23	Credit Agreement, dated as of July 31, 2019, by and among Verus International, Inc. and Verus Foods Inc., as Borrowers, and The Columbia Bank, as lender (Incorporated by reference to Form 8-K filed on August 1, 2019)
10.24##	Asset Purchase Agreement, dated as of August 30, 2019, by and among Verus International, Inc. and the Sellers thereto (Incorporated by reference to Form 8-K filed on September 3, 2019)
10.25	Form of Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on September 20, 2019)
10.26	4% Convertible Notes (Incorporated by reference to Form 8-K filed on September 20, 2019)
10.27	Contribution and Sale Agreement dated October 30, 2019 (Incorporated by reference to Form 8-K filed on November 4, 2019)
10.28	Form of Securities Purchase Agreement (Incorporated by reference to Form 8-K filed on January 17, 2020)
10.29	4% Convertible Note (Incorporated by reference to Form 8-K filed on January 17, 2020)
10.30	4% Convertible Note (Incorporated by reference to Form 8-K filed on February 14, 2020)
10.31	4% Convertible Note (Incorporated by reference to Form 8-K filed on April 7, 2020)
10.32	Form of Securities Purchase Agreement dated October 2, 2019 (Incorporated by reference to Exhibit 10.32 on Form 10-K filed on April 13, 2020)
10.33	6% Convertible Note dated October 2, 2019 (Incorporated by reference to Exhibit 10.33 on Form 10-K filed on April 13, 2020)
10.34	Termination Agreement by and between the Company and Nutribrands, LTDA dated March 31, 2020 (Incorporated by reference to Exhibit 10.1 on Form 8-K filed on April 14, 2020)
10.35	8% Convertible Note dated April 29, 2020 (Incorporated by reference to Form 8-K filed on May 5, 2020)
10.36	Securities Purchase Agreement, dated as of May 8, 2020, by and among Verus International, Inc. and ZP Top Apparel Manufacturing, Inc. (Incorporated by reference to Form 8-K filed on May 8, 2020)
10.37	Binding Term Sheet, dated as of April 3, 2020, by and among Verus International, Inc. and ZP Top Apparel Manufacturing, Inc. (Incorporated by reference to Form 8-K/A filed on May 15, 2020)
10.38	9% Convertible Note dated May 12, 2020 (Incorporated by reference to Form 8-K filed on May 18, 2020)
10.39	Common Stock Purchase Agreement, by and amount Verus International, Inc. and White Lion Capital, LLC, dated June 30, 2020 (Incorporated by reference to Form 8-K filed on July 2, 2020)
10.40	Registration Rights Agreement, by and amount Verus International, Inc. and White Lion Capital, LLC, dated June 30, 2020 (Incorporated by reference to Form 8-K filed on July 2, 2020)
10.41*	Form of Securities Purchase Agreement dated July 14, 2020
10.42*	9% Convertible Note dated July 14, 2020
10.43	Form of Agreement dated July 20, 2020 (Incorporated by reference to Form 8-K filed on July 24, 2020)
16.1	Letter from Assurance Dimensions, Inc. (Incorporated by reference to exhibit 16.1 on Form 8-K filed on January 15, 2020)
16.2	Letter from Mayer Hoffman McCann P.C. (Incorporated by reference to exhibit 16.1 on Form 8-K filed on February 24, 2020)
21.1*	List of Subsidiaries
23.1*	Consent of Assurance Dimensions
23.2	Consent of Mailander Law Office, Inc. (included as part of Exhibit 5.1)

+ Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

* Filed herewith.

# The SEC has granted confidential treatment with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

## Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of making such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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